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                              AMENDED AND RESTATED


                            UMBRELLA TRUST AGREEMENT



                                      among

                               DIME BANCORP, INC.,


                     THE DIME SAVINGS BANK OF NEW YORK, FSB


                                       and

                            HSBC Bank USA, as Trustee

                                 with respect to

                           the Covered Arrangements of
                     The Dime Savings Bank of New York, FSB
                              and Related Entities.
















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                  AMENDED AND RESTATED UMBRELLA TRUST AGREEMENT

       AMENDED AND RESTATED UMBRELLA TRUST AGREEMENT, dated as of May 18, 2000, by and among DIME BANCORP, INC., a Delaware corporation with its executive offices at 589 Fifth Avenue, New York, NY 10017 (the "Company"), THE DIME SAVINGS BANK OF NEW YORK, FSB, a federal savings bank with its executive offices at 589 Fifth Avenue, New York, New York 10017 (the "Bank") and HSBC Bank USA, a banking association with an office at 140 Broadway, New York, New York 10005 (the "Trustee").

       WHEREAS, the Bank is at the date hereof a wholly-owned subsidiary of the Company (the Bank and the Company being collectively referred to herein as the "Dime"); and

       WHEREAS, each of the Company and the Bank has established the various plans and agreements referred to in Appendix I to this Trust Agreement and further defined in Section 1.5 for the benefit of Participants and their Beneficiaries (as defined in Section 1.5(b)) under such plans and agreements, with such plans and agreements, being herein referred to collectively as the "Covered Arrangements;" and

       WHEREAS, the Covered Arrangements provide for the payment of certain cash-based or life insurance related benefits (the "Benefits") to Participants and Beneficiaries (as defined in Section 1.5); and

       WHEREAS, the Company, the Bank and Marine Midland Bank, the predecessor to the Trustee, entered into an Umbrella Trust Agreement as of December 19, 1995, and established a trust (the "Trust") pursuant to the Umbrella Trust




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Agreement, to which contributions have and will be made (and in the case of the
Bank, amounts transferred from a prior trust maintained by the Bank), for the purpose of providing the Company and the Bank with a source of funds to aid them in meeting their respective liabilities under the Covered Arrangements; and

       WHEREAS, the cash and property to be contributed to the Trust by the Bank has and shall continue to be subject to the claims of the Bank's creditors in the event the Bank becomes Insolvent, as herein defined, until paid to Participants and their Beneficiaries under a Covered Arrangement; and

       WHEREAS, the cash and property to be contributed to the Trust by the Company has and shall continue to be subject to the claims of the Company's creditors in the event the Company becomes Insolvent, as herein defined, until paid to Participants and their Beneficiaries under a Covered Arrangement; and

       WHEREAS, it was and is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of any Covered Arrangement as an unfunded plan or agreement maintained, where appropriate, for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended; and

       WHEREAS, the Trust was and is intended to be a "grantor trust" with the corpus and income of the Trust treated as assets and income of the Company or the Bank for federal income tax purposes pursuant to Sections 671 through 679 of the

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Internal Revenue Code of 1986, as amended (the "Code") and shall be construed accordingly; and

       WHEREAS, the Umbrella Trust Agreement was amended by the Company, the Bank and Marine Midland Bank, effective as of November 1, 1996; and

       WHEREAS, the Umbrella Trust Agreement was again amended by the Company, the Bank and Marine Midland Bank, effective as of June 27, 1997; and

       WHEREAS, the parties desire to restate the Umbrella Trust Agreement to reflect the succession of HSBC Bank USA as Trustee, the amendments described above and further amendments included herein;

       NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company, the Bank and the Trustee agree as follows:


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                                    ARTICLE I

                             Establishment of Trust

       1.1 Trust Fund. The Company and the Bank hereby establish the Trust with the Trustee, consisting of such sums of money, policies of life insurance, and other property acceptable to the Trustee as from time to time shall be paid or delivered to the Trustee (the "Contributions"). All such Contributions, all investments made therewith or proceeds thereof and all earnings and profits thereon, less all payments and charges as authorized herein, shall constitute the "Trust Fund." The Trust Fund shall be held by the Trustee in trust separate and apart from other funds of the Company and the Bank and shall be applied in accordance with the provisions of this Trust Agreement. The Trust Fund shall at all times be subject to the claims of general creditors of the Company or the Bank, as their interests may appear, as provided in Article XII. Participants and their Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Covered Arrangements and this Trust Agreement shall be mere unsecured contractual rights of the Participants and their Beneficiaries against one or both of the Company and the Bank.

       1.2 Irrevocability. The Trust shall be irrevocable, and except as provided in Section 5.3 and Article XII, the assets of the Trust shall be held for the exclusive purpose of providing Benefits to Participants and their Beneficiaries (through direct payment, the provision of life insurance or otherwise) and defraying expenses of the Trust in accordance with the provisions of this Trust Agreement. Except as

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expressly provided in this Trust Agreement, no part of the income or corpus of the Trust Fund shall be recoverable by or applied for the benefit of the Company, the Bank or their creditors.

       1.3 Inalienability of Interests. Benefits payable to Participants and their Beneficiaries under this Trust Agreement may not be sold, anticipated, transferred, assigned (either at law or in equity), alienated, pledged, encumbered, or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

       1.4 Acceptance by the Trustee. The Trustee accepts the Trust established under this Trust Agreement on the terms and subject to the provisions set forth herein, and it agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under this Trust Agreement.

       1.5    Designation of Covered Arrangements; Participants and
Beneficiaries.

              (a) The Trust shall serve to aid the Company and the Bank in accumulating the assets and maintaining life insurance policies necessary to satisfy their respective contractual liabilities to pay or provide cash-based or life insurance- based Benefits to Participants and Beneficiaries under the terms of the Covered Arrangements listed (or otherwise described) in Appendix I to this Trust Agreement, as such Appendix I may from time to time be amended. Prior to an Irrevocable Election (as defined in Section 13.5) or Change in Control (as defined in Section 13.4), Appendix I may be amended to remove or add all or a portion of such plans and

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agreements as may be designated from time to time by action of two Authorized
Officers of either the Company or the Bank (as appropriate) or their designees. An "Authorized Officer" of the Company or the Bank shall for this purpose be any of the individuals listed in Appendix IV to this Trust Agreement, whose specimen signatures shall be provided by the Dime to the Trustee. Notwithstanding the foregoing, following an Irrevocable Election, Change in Control or Potential Change in Control (as defined in Section 11.3(d)(i)), Appendix I may be amended, additional Covered Arrangements or portions thereof may be designated and Covered Arrangements or portions thereof may be eliminated, only with the written approval of the Committee (as defined in Section 13.6).

              (b) The term "Participant" shall mean any person who at the time an Irrevocable Election or Change in Control first occurs following May 1, 2000, or at any time prior thereto, is or was an officer or employee of the Company or the Bank, and at the time of such Irrevocable Election or Change in Control, is or could become entitled to any benefit pursuant to, or otherwise could be deemed to be a participant in, any Covered Arrangement (but shall not include any person serving as a non-employee director of the Company or the Bank with respect to any Benefits accrued solely in such capacity). No individual shall be deemed a Participant with respect to a Covered Arrangement after the first to occur following May 1, 2000 of an Irrevocable Election or Change in Control if that individual was not already a Participant with respect to such Covered Arrangement at the time of such Irrevocable Election or Change in Control, as the case may be, except with written approval of the Committee.

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              (c)    The term "Beneficiary" shall mean any person who is or may become entitled to Benefits under any of the Covered Arrangements in the event of a Participant's death.

              1.6 Respective Interests of the Company and the Bank. (a) The Trustee shall separately account for all Contributions made by the Company and the Bank, and for all investments made therewith, proceeds thereof, and earnings and profits thereon, and all payments and charges with respect thereto (respectively, the "Company Trust Assets" and the "Bank Trust Assets"); provided, that such Contributions may be commingled for purposes of investment hereunder and that any allocations of such commingled investments shall be made in proportion to the respective amounts of the investment represented by Contributions of the Company and the Bank; and further provided, that, except as may otherwise specifically be directed by the Company or the Bank pursuant to the provisions of this Trust Agreement, any determination by the Trustee respecting allocation of any investments, proceeds, earnings, profits, payments and charges in respect of the Trust Fund as between the Company Trust Assets and the Bank Trust Assets shall be final and binding on the parties hereto.

              (b) The Company and the Bank have identified, with respect to each Covered Arrangement listed on Appendix I, and shall set forth in Appendix I, with respect to each Covered Arrangement hereafter added thereto, whether Benefits under such Covered Arrangement constitute (i) primary obligations hereunder of the Company ("Company Benefits"), (ii) secondary obligations hereunder of the Company,

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(iii) primary obligations hereunder of the Bank ("Bank Benefits"), or (iv)
secondary obligations hereunder of the Bank. Obligations for which the Company is primarily liable and the Bank is secondarily liable, and obligations for which the Bank is primarily liable and the Company is secondarily liable are also referred to herein as "Joint Benefits."

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                                   ARTICLE II

                            General Powers of Trustee

       2.1    Investment of the Trust.

              (a) Prior to an Irrevocable Election or Change in Control, the Company Trust Assets and Bank Trust Assets shall be invested by the Trustee in the manner directed by the Company or the Bank, respectively, or, to the extent no such specific direction has been given by the Company or the Bank, in accordance with the written investment guidelines provided from time to time by the Company or the Bank.

              (b) Subsequent to an Irrevocable Election or Change in Control, the Trustee shall invest the assets of the Trust Fund, without distinction between principal and income, in accordance with such written investment guidelines as may be provided from time to time by the Committee, in (i) life insurance policies and guaranteed annuity contracts issued by insurers which, at the time of investment, are rated A+ or better by Standard & Poor's or the equivalent rating by any nationally recognized rating service (including the payment of premiums thereon), (ii) bonds rated at least A by Standard & Poor's or the equivalent rating by any nationally recognized rating service, (iii) certificates of deposit, money market funds or other high quality cash equivalents, or (iv) mutual funds designed to invest in those items described in clauses (i) through (iii) above that otherwise comply with the Bank's or, as applicable, the Company's investment policies as they apply from time to time (the relevant portions of which shall be provided to the Trustee by the Bank or the Company upon its request).

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              (c)    Subsequent to an Irrevocable Election or a Change in
Control and notwithstanding the foregoing provisions of this Section 2.1, at any time that the assets of the Trust Fund together with the assets of any other trust fund established by the Company or the Bank with which the assets of the Trust Fund are commingled for investment purposes (excluding in each case any life insurance policies and guaranteed annuity contracts then in effect) do not exceed $500,000, such assets shall be held in one or more interest-bearing accounts at a commercial bank or savings bank (which may include the Trustee), with maturities in the Trustee's discretion based on the anticipated need for funds, but not in excess of one year.

              (d) Prior to an Irrevocable Election or a Change in Control, each of the Company and the Bank shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by each of the Company and the Bank in a non- fiduciary capacity without the approval or consent of any person in a fiduciary capacity. After an Irrevocable Election or a Change in Control, such right shall continue, but any asset so substituted by the Company or the Bank shall be of equivalent or greater liquidity as compared to the asset for which it is substituted, and such right may only be exercised with the consent of the Committee.

       2.2 Investment Powers of Trustee. Subject to the provisions of this Trust Agreement and the directions or investment guidelines provided pursuant to
Section 2.1, the Trustee shall have, with respect to the Trust Fund, the following investment powers in its discretion:

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              (a)    To invest and reinvest in any property, real, personal or
mixed, wherever situated, foreign or domestic, including, common and preferred stocks, bonds, notes and debentures (including convertible stocks and securities but not including any stock or securities or debt instruments of the Company or the Bank or their Affiliates unless otherwise expressly directed by the Company or the Bank pursuant to Section 2.1(a)); leaseholds; mortgages (including, without limitation, any collective or part interest in any bond and mortgage or note and mortgage); certificates of deposit and money market funds (including certificates of deposit and money market funds of the Bank); and life insurance and guaranteed annuity contracts. Such investments may be made regardless of diversification and without being limited to investments authorized by law for the investment of trust funds.

              (b) To use Trust Fund assets to purchase, and pay all premiums and other charges upon, individual or group annuity or life insurance contracts.

              (c)    To retain any property at any time received by it.

              (d) To sell, exchange, convey, transfer or dispose of, and to grant options for the purchase or exchange with respect to, any property at any time held by it, by public or private sale, for cash or on credit or partly for cash and partly on credit.

              (e) To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan and to consent to or oppose any such plan or any action thereunder, or any contract, lease, mortgage, purchase, sale or

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other action by any person or corporation or other entity any of the securities of which may at any time be held in the Trust Fund, and to do any act with reference thereto.

              (f) To deposit any property with any protective, reorganization or similar committee, to delegate discretionary power to any such committee and to pay and agree to pay part of the expenses and compensation of any such committee and any assessments levied with respect to any property so deposited.

              (g) To exercise all conversion and subscription rights pertaining to any property, and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property which it may so acquire.

              (h) To extend the time of payment of any obligation held in the Trust Fund.

              (i) To enter into standby agreements for future investment, either with or without a standby fee.

              (j) To invest and reinvest all or any specified portion of the Trust Fund through the medium of any common, collective or commingled trust fund which has been or may hereafter be established and maintained by the Trustee, provided that prior to investing any portion of the Trust Fund for the first time in any such common, collective or commingled trust fund, the Trustee shall advise the Committee of its intent to make such an investment and furnish to the Committee any

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information it may reasonably request with respect to such common, collective or commingled trust fund.

              (k) To the extent permitted by law, to commingle assets of the Trust Fund, for investment purposes only, with assets of other trust funds established by the Company or the Bank, provided that the Trustee shall maintain separate records with respect to each such other trust or plan, and further provided that the assets of the Trust Fund shall not be commingled in any fund intended to hold only assets of qualified retirement plans within the meaning of
Section 401(a) of the Code.

              (l) To acquire, renew or extend or participate in the renewal or extension of any mortgage, and to agree to a reduction in the rate of interest on any indebtedness or mortgage or to any other modification or change in the terms of any indebtedness or mortgage or of any guarantee pertaining thereto, in any manner and to any extent that may be deemed advisable for the protection of the Trust or the preservation of any covenant or condition of any indebtedness or mortgage or in the performance of any guarantee, or to enforce any default in such manner and to such extent as may be deemed advisable; and to exercise and enforce any and all rights of foreclosure, to bid on any property in foreclosure, to take a deed in lieu of foreclosure with or without paying a consideration therefor and in connection therewith to release the obligation on the bond secured by such mortgage, and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect of any such indebtedness or mortgage or guarantee.

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              (m)    To make, execute and deliver, as Trustee, any and all
deeds, leases, notes, bonds, guarantees, mortgages, conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers.

       2.3 Administrative Powers of Trustee. Subject to the provisions of this Trust Agreement, the Trustee shall have the following administrative powers in its discretion:

              (a) To exercise all voting rights with respect to the shares of stock, if any, held in the Trust Fund and to grant proxies, discretionary or otherwise.

              (b) To cause any shares of stock to be registered and held in the name of one or more of its nominees, or one or more nominees of any system for the central handling of securities, without increase or decrease of liability.

              (c) To collect and receive any and all money and other property due to the Trust Fund and to give full discharge therefor, including the collection and receipt of premiums due on Key Life Insurance Policies (as defined in Section 4.4) from or with respect to Participants.

              (d) To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust; to commence or defend suits or legal proceedings to protect any interest of the Trust; and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal.

              (e) To organize under the laws of any state a corporation, partnership or trust for the purpose of acquiring and holding title to any property which

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it is authorized to acquire under this Trust Agreement and to exercise with respect thereto any or all of the powers set forth in this Trust Agreement.

              (f) To determine how all receipts and disbursements shall be credited, charged or apportioned as between income and principal, and the decision of the Trustee shall be final and not subject to question by the Company or the Bank or any Participant or Beneficiary.

              (g) After an Irrevocable Election or Change in Control, to the extent so directed by the Committee, to interpret the provisions of the Covered Arrangements that govern the determination of eligibility for, amount, form and timing of payments under the Covered Arrangements, including, without limitation, the crediting of earnings and determination of offsets thereunder, and where appropriate, with respect to the Covered Arrangements, the calculation of "excess parachute payments," the underlying elements and valuations used in their determination under Code Section 280G and the determination of gross-ups and cut-backs with respect to Code Section 280G and related excise taxes under the Covered Arrangements, notwithstanding any authority otherwise provided to another individual, group of individuals, committee or entity under any such Covered Arrangement.

              (h) After consultation with the Committee, to engage such independent third parties as the Trustee may deem necessary to assist in making determinations with respect to Benefits payable under the Covered Arrangements or otherwise under the Trust.

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              (i)    After consultation with the Committee, to engage any legal counsel, including counsel to the Company or the Bank, or any other suitable agents (including outside investment managers), to consult with such counsel or agents with respect to the implementation and construction of this Trust Agreement, the duties of the Trustee hereunder, the transactions contemplated by this Trust Agreement, or any act which the Trustee proposes to take or omit, to rely upon the advice of such counsel or agents, and to pay their reasonable fees, expenses and compensation.

              (j) To purchase individual or group annuity contracts for purposes of making annuity-type Benefit payments under the Covered Arrangements.

              (k) To do all other acts, subject to the approval of the Committee, which the Trustee may deem necessary or desirable for the protection of the Trust Fund and payment of Benefits hereunder.

       2.4 Limitation on Trustee Powers. Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

       2.5 Dealings with Trustee. Persons dealing with the Trustee shall be under no obligation to see to the proper application of any money paid or property delivered to the Trustee or to inquire into the Trustee's authority as to any transaction.

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                                   ARTICLE III

                 Documents, Participant Information and Records

       3.1 Copy of Covered Arrangements. The Dime shall provide the Trustee with a copy of each of the Covered Arrangements and shall provide the Trustee with a copy of any amendment to any of the Covered Arrangements as soon as practicable following its adoption. The Trustee shall be entitled to rely on the terms of any Covered Arrangement as in effect prior to its amendment until the Trustee receives a copy of such amendment. The Trustee may inquire of the Committee regarding the effect of any such amendment on Benefits payable under a Covered Arrangement. Copies of Covered Arrangements and amendments thereto may also be provided to the Trustee by the Committee or by any Participant or Beneficiary.

       3.2 Participant Information. The Dime shall prepare and deliver to the Trustee such information (the "Participant Information") as is reasonably determined by the Trustee to be necessary to enable the Trustee to determine the amount and time of payment of each Benefit payable to each Participant or Beneficiary. Without limiting the generality of the foregoing, the Participant Information may include (i) the name of each Participant entitled to receive Benefits under each of the Covered Arrangements, (ii) the current address of each Participant, (iii) the Beneficiaries, if any, designated by each Participant, (iv) the Participant's date of birth, (v) each Participant's number of years of service with the Company, the Bank or, as appropriate, their Affiliates, (vi) each Participant's current and prior compensation, (vii) any elections made by a Participant regarding the payment of Benefits or interim deemed investments under any

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Covered Arrangements where such elections are permitted or required, (viii) if
Benefits are in pay status, the date payments began and the amount and timing of Benefit payments, (ix) any Supplemental Executive Retirement Plans' "Pension Goals," (x) the name and date of birth of the Participant's spouse, as necessary, and (xi) other information requested by the Trustee. The Trustee shall be entitled to rely on such Participant Information (as modified by notice pursuant to Section 3.3(a) and (b)) provided by the Dime unless the Trustee has reason to believe such Participant Information may be incorrect.

       3.3    Updating the Participant Information.

              (a) Prior to an Irrevocable Election or Change in Control, the Dime may from time to time notify the Trustee of any changes to the Participant Information (including any changes in the list of Participants). Each such notice shall be signed and dated by an Authorized Officer, shall set forth the name of each Participant with respect to whom the Participant Information is being changed (or who is being added to or deleted from the list of Participants), and all additions to or changes from the information previously supplied with respect to such Participant.

              (b) Upon an Irrevocable Election or Change in Control, the Dime shall either (i) notify the Trustee that there have been no changes in the Participant Information from the Participant Information most recently provided or (ii) if there have been changes in the Participant Information, provide the Trustee with Participant Information updated to the date of the Irrevocable Election or Change in Control.

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              (c)    Subsequent to an Irrevocable Election or Change in Control,
the Trustee shall update the Participant Information, at such time as is necessary to pay Benefits, from information furnished to it by the Dime or Participants, as provided in Section 3.4. The Trustee shall request information from the Dime and Participants as necessary to update the Participant Information.

       3.4    Dime Records.

              (a) The Dime shall keep full, accurate and detailed books and records with respect to the Participants under the Covered Arrangements and the Benefits payable to them. The Dime shall provide such information and access to such books and records to the Trustee and any independent third party retained by the Trustee to assist it, at such time or times as the Trustee shall reasonably request.

              (b) If at any time subsequent to an Irrevocable Election or Change in Control the Dime fails or refuses to give the Trustee what the Trustee reasonably believes to be accurate and sufficient Participant Information or access to such books and records, the Trustee shall be entitled to rely on Participant Information furnished to the Trustee by the Committee or by the respective Participants (including Participant Information furnished at the time or after a claim for Benefits has been made) for the purpose of calculating Benefits, unless the Trustee has reason to believe such Participant Information may be incorrect.

              (c) The Trustee shall be under no obligation to commence any action seeking judicial or administrative relief in the event that the Dime does not comply with its obligations under Section 3.4(a) or the respective Participants do not

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



furnish Participant Information under Section 3.4(b); provided, however, to the extent permitted by law and following an Irrevocable Election or Change in Control, any Participant may commence legal action to enforce the obligations and duties of the Company, the Bank or the Trustee under any Plan.

       3.5 Committee's Right to Information. The Participant Information, records and all other information and documentation (including updates thereto) to be delivered or otherwise made available to the Trustee by the Dime pursuant to the foregoing provisions of this Article shall also be delivered or otherwise made available by the Dime to the Committee or its agent upon request. In addition, the Trustee shall deliver or make available such information and documentation to the Committee or its agent upon request. The Committee shall be entitled to rely on any such information or documentation delivered or made available to it by the Dime or the Trustee to the same extent that the Trustee is entitled to rely on such information or documentation pursuant to the foregoing provisions of this Article.

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                                   ARTICLE IV

                   Establishment of Accounts and Contributions

       4.1    Accounts.

              A separate Expense Account shall be established and maintained in accordance with Section 7.3. Separate accounts also shall be established and maintained to segregate Company Assets and Bank Assets. No separate Trust accounts shall be maintained with respect to Participants in any Covered Arrangement (except for bookkeeping accounts to the extent required to determine the amount of Benefits under a Covered Arrangement).

       4.2 Contributions. Contributions shall be delivered to the Trustee as follows:

              (a) Prior to an Irrevocable Election or Change in Control, the Company and the Bank shall deliver such cash, insurance policies, or other property to the Trustee as each of them shall from time to time deem appropriate for the funding of Benefits and payment of expenses under the Trust.

       (b)    (i)    Upon an Irrevocable Election or Change in Control, each of the Company and the Bank shall deliver to the Trustee additional Contributions as shall be necessary so that the Trust holds (x) assets, valued in accordance with Section 4.3 (but excluding any amounts allocated to the Expense Account), equal in value to at least 110% of the present value of projected Benefits payable to or with respect to all Participants and Beneficiaries (such present value, as determined by the Trustee in the manner and based upon the assumptions described in Section 5.3, is herein referred to

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



as the "Benefit Valuation Amount"), plus (y) amounts required to be contributed to and held in the Expense Account pursuant to Section 7.3, all determined as of the date of such Irrevocable Election or Change in Control. The obligation of each of the Company and the Bank hereunder shall be dependent on the Benefits under the Covered Arrangements with respect to which each such entity may be liable (with the entity identified as primarily obligated hereunder with respect to any Joint Benefit deemed responsible for the full amount of any related asset and contribution requirements) and the identification of the assets in the determination above as Company Trust Assets or Bank Trust Assets, as appropriate. In addition, subsequent to an Irrevocable Election or Change in Control, the Trustee shall annually, as of the start of the month commencing coincident with or immediately following each yearly anniversary of the date of the Irrevocable Election or Change in Control, review its calculation of the Benefit Valuation Amount in order to determine if the assets then held under the Trust, valued in accordance with Section 4.3 (but excluding any amounts allocated to the Expense Account), are equal in value to at least 110% of the Benefit Valuation Amount as of the date of such determination. If the Trustee determines that the Trust does not, at the date as of such date, have assets, valued in accordance with Section 4.3 (but excluding for these purposes any amounts allocated to the Expense Account) equal in value to at least 110% of the Benefit Valuation Amount (calculated separately with respect to the respective obligations of the Company and the Bank in the manner described above), then the Trustee shall notify the Company and the Bank, and the Company and/or the Bank shall deliver to the Trustee within 30 days, such additional cash Contributions as shall be necessary to provide the Trustee with such additional cash or other readily marketable assets to satisfy such obligation. The amount of these cash Contributions shall be determined by the Trustee, after consultation with and approval by the Committee, based upon the respective obligations of the Company and the Bank, and the identification of the assets in the determination above as Company Trust Assets or Bank Trust Assets, as appropriate.

              (ii) In each instance described above in clause (i), in the event that the Bank has not fulfilled its funding obligations, the Company shall be required to make additional cash contributions to the Trustee in an amount equal to the lesser of 110% of the value (determined in accordance with Section 4.3) of the Joint Benefits and the amount of the Bank's funding shortfall. In the event that the Company has not fulfilled its funding obligations, the Bank shall be required to make additional cash contributions to the Trustee in an amount equal to the lesser of 110% of the value (determined in accordance with Section 4.3) of the Joint Benefits and the amount of the Company's funding shortfall. Each such Contribution shall be made to the Trustee within 30 days of the Committee's approval of a request for such Contribution from the Trustee or as soon as practicable thereafter.

              (c) If any of the Contributions required by Section 4.2(b) or deposits required by Section 7.3 are not made when required, the Trustee shall notify each Participant, each Beneficiary of a then-deceased Participant and the Committee of such event.

              (d) All Contributions received directly or indirectly from the Company shall be considered Company Trust Assets, and all Contributions received directly or indirectly from the Bank shall be considered Bank Trust Assets, unless the party making the Contributions shall otherwise notify the Trustee.

              (e) Notwithstanding the foregoing, neither the Trustee nor the Committee shall be liable for any failure by either the Company or the Bank to make the Contributions required by Section 4.2(b). Neither the Trustee nor the Committee shall have any duty to see that the Trust Fund is ultimately adequate to meet liabilities under the Covered Arrangements. The Committee and the Trustee are, however, authorized hereunder to seek payment from the Company or the Bank of any Contributions required by Section 4.2(b) or deposits required by
Section 7.3 that are not made when required, including, without limitation, by bringing suit therefor against the Company, the Bank or both of them in a court of competent jurisdiction as provided in Section 13.1 hereof.

       4.3    Valuation of Trust Fund

              The Trustee may hold, invest and reinvest the assets of the Trust Fund as a consolidated single fund. Earnings and losses shall be allocated between Company Trust Assets and Bank Trust Assets, as applicable. As of the last business day of each calendar month, the Trustee shall value the Trust Fund at current market values, and shall report such valuation, and the allocation thereto as between Company Trust Assets and Bank Trust Assets, to the Company and the Bank and, following an Irrevocable Election or Change in Control, to the Committee. The report of any such valuation shall not constitute a representation by the Trustee that the amounts reported as fair market values would actually be realized upon the liquidation of the Trust Fund. Such valuation shall reflect Contributions, income of the Trust Fund, gains or losses (including gains or losses not yet realized), distributions and expenses incurred during the month. For purposes of valuing the Trust Fund to determine if the funding obligations described in
Section 4.2 have been met or to determine in accordance with Section 5.3(a) if there are Excess Assets, the Trustee shall disregard the cash surrender value of, and any future dividends payable with respect to, the Key Life Insurance Policies (as defined in Section 4.4), which policies shall furthermore not be deemed to be allocated to the Expense Account; provided, however, that to the extent that a Key Life Insurance Policy at any time provides coverage in an amount in excess of the coverage required under Section 4.4, such excess coverage shall be included (valued at the cash surrender value of such excess coverage) in determining the assets of the Trust Fund; and provided further that if the Trust shall hold at any valuation date any life insurance policies other than Key Life Insurance Policies, such policies shall be valued at the cash surrender value thereof in determining the assets of the Trust Fund.

       4.4    Insurance Maintenance

              Notwithstanding anything to the contrary contained herein, on and after an Irrevocable Election or a Change in Control, the Trust Fund shall at all times maintain life insurance policies in the Trust Fund in an amount sufficient to fund 110% of the projected life insurance and death benefits payable under the Key Executive Life

Insurance/Death Benefit Plan of The Dime Savings Bank of New York, FSB (the "Key Life Plan" and "Key Life Insurance Policies"), using the assumptions set forth in Section 5.3(b)(vi). The Trust Fund also may maintain additional amounts of life insurance policy coverage for the purpose of funding other Benefits, but such life insurance policies shall not be deemed to be Key Life Insurance Policies hereunder.

                                    ARTICLE V

                          Distributions From Trust Fund

       5.1    Distributions.

              (a) Subject to the provisions of Article XII, prior to an Irrevocable Election or Change in Control, Benefits shall be paid from the Trust Fund to Participants and Beneficiaries, and insurance premiums shall be paid from the Trust Fund, only as directed by the Committee. In no event shall payment to a Participant or his Beneficiary be made in excess of the Benefits due the Participant or Beneficiary under the applicable Covered Arrangement.

              (b) Subject to the provisions of Article XII, the following provisions shall apply subsequent to an Irrevocable Election or Change in
Control:

                     (i) The Dime shall, and the Committee may, be responsible for notifying the Trustee when it believes a Participant or Beneficiary is entitled to payment of a Benefit or a premium on a life insurance policy is due. The Committee may also notify the Trustee when it believes a Participant or Beneficiary is entitled to payment of a Benefit or a premium on a life insurance policy is due, and the Trustee may receive information from other sources deemed reliable by it (including, but not limited to, insurance companies), for purposes of determining when payment of a Benefit or a premium on a life insurance policy is due. In addition, a Participant or Beneficiary who believes that he is entitled to payment of a Benefit under a Covered Arrangement may apply in writing directly to the Trustee for payment of such Benefit. Such application shall advise the Trustee of the circumstances which entitle such

Participant or Beneficiary to payment of such Benefit. Subsequent to receiving any such aforesaid notice, information or application, and subject to the provisions of this Section 5.1 (including the right of the Committee to make final determinations regarding Benefit payments pursuant to Section 5.1(c)) or otherwise based on the Trustee's determination that a Benefit is payable under a Covered Arrangement (or a premium on a life insurance policy is due), distributions from the Trust Fund shall be made by the Trustee to the Participants and Beneficiaries, or to pay insurance premiums, at the times and in the amounts as the Trustee shall determine based on the terms of the applicable Covered Arrangement(s) and the Participant Information, and the Trustee shall further determine the amount of each payment that shall be charged against the Company Trust Assets and Bank Trust Assets, respectively.

                     (ii) The Trustee shall pay from the Trust Fund any Benefit when due, as determined pursuant to Section 5.1(b)(i), and any premium on life insurance held by the Trust, unless the Trustee has received evidence, satisfactory to the Trustee, that such Benefit or premium has been paid by the Company or the Bank or another entity (or, in the case of a premium on a life insurance policy, has been paid out of dividends on such policy). Prior to making a Benefit payment, the Trustee shall notify the Company, the Bank, the Committee and the Participant or Beneficiary. If, within five business days of such notification, the Company, the Bank, the Committee or the Participant or Beneficiary has not objected to the Trustee's determination to pay such Benefits, then the Trustee's determination shall be final, and, if such payment is the first in a series of payments, the Trustee's determination shall be final for all payments of such series. If, however, an objection is made by the Company, the Bank, the Committee or the Participant or Beneficiary within five business days of the notification, then the procedures set forth in Section 5.1(c) shall apply. Payment of Benefits and premiums shall be made as follows: (A) payment shall first be made of Company Benefits that are not Joint Benefits and premiums related to Company Benefits that are not Joint Benefits to the extent of Company Trust Assets not allocated to the Expense Account and of Bank Benefits that are not Joint Benefits and premiums related to Bank Benefits that are not Joint Benefits to the extent of Bank Trust Assets not allocated to the Expense Account; and (B) payment shall next be made of any Joint Benefits and premiums related to Joint Benefits out of remaining Company Trust Assets and Bank Trust Assets, as applicable, based upon the respective obligations of the Company and the Bank (with payment to first be made out of the assets of the entity (e.g. Bank Trust Assets or Company Trust Assets) that is listed on Appendix I as the primary obligor hereunder with respect to the Covered Arrangement, and then, if necessary, out of the assets of the entity (e.g. Bank Trust Assets or Company Trust Assets) that is listed on Appendix I as the secondary obligor hereunder with respect to the Covered Arrangement) until either the Company Trust Assets or Bank Trust Assets not allocated to the Expense Account shall be exhausted; and (C) thereafter, payment of any remaining Joint Benefits and premiums related to Joint Benefits shall be made out of any remaining Trust Assets not allocated to the Expense Account.

                     (iii) If the amount of Company Trust Assets and Bank Trust Assets not allocated to the Expense Account is insufficient to pay in full all

Company Benefits, Bank Benefits and related premiums due, then payment shall nonetheless be made in accordance with and to the extent permitted by the preceding clause (ii); provided, that (A) if either Company Trust Assets not allocated to the Expense Account are insufficient to pay the Company Benefits and related premiums in full or Bank Trust Assets not allocated to the Expense Account are insufficient to pay the Bank Benefits and related premiums in full, and/or if the Company Trust Assets and Bank Trust Assets not allocated to the Expense Account are insufficient to pay the Joint Benefits and related premiums in full, then the Trustee shall so notify the Company or the Bank, as the case may be, and such entity shall either pay such Benefits and premiums directly to the Participant or Beneficiary or insurance company to whom they are due (and provide evidence of such payment to the Trustee) or contribute to the Trust within thirty days of such notice an amount sufficient to pay all such remaining Benefits and premiums, which the Trustee shall then pay to the Participant or Beneficiary or insurance company to whom they are due; and (B) if any portion of the Joint Benefits and premiums is paid in accordance with clause (ii)(C) rather than clause (ii)(B) above, then the entity whose Trust Assets were insufficient to pay its appropriate (because of its status as a primary obligor hereunder or otherwise) share of the Joint Benefits and premiums shall, upon notification of such shortfall by the Trustee, contribute to the Trust within thirty days an amount equal to such shortfall, which shall thereupon be credited as a contribution to the Trust Assets of the other entity, from whose Trust Assets all or any portion of such shortfall was paid, in an amount equal to the Benefit or premium so paid, with the remainder, if any, of such shortfall being paid to the Participant or Beneficiary or insurance company to whom such Benefit or premium remains due; provided, that neither the Trustee nor any Participant or insurance company shall be liable to the Company, the Bank, or any creditor thereof for amounts paid as Joint Benefits under clause (ii)(C) in excess of the Company's or the Bank's appropriate share thereof.

              (c) The following additional provisions shall apply subsequent to an Irrevocable Election or Change in Control:

                     (i) Whenever the Trustee determines that an interpretation of the provisions of a Covered Arrangement is necessary or advisable to a determination of whether, in what form, or in what amount Benefits may be payable to a Participant or Beneficiary under such Covered Arrangement pursuant to Section 5.1(b)(i), the Trustee shall make inquiry of the Committee concerning such interpretation. The Committee shall have the authority to interpret the applicable Covered Arrangement and to determine, based on such interpretation, the applicable Participant Information and such other information supplied by the Participant or Beneficiary and the Company or the Bank as it shall deem relevant, whether, and if so in what form and amount, Benefits are payable thereunder to such Participant or Beneficiary. The Committee shall report its determination to the Trustee, and the Trustee shall notify the affected Participant or Beneficiary and the Company and the Bank of the Committee's determination and the Trustee's intent to commence benefit payments in accordance therewith. Unless either the Participant or Beneficiary, or the Company or the Bank, shall within five business days of such notification notify the

Trustee that it objects to the determination of the Committee, then such determination shall become final and the Trustee shall, pursuant to Section 5.1(b)(i) hereof, make such distributions from the Trust Fund to the Participant and Beneficiary as is called for in such determination; provided, that no Participant or Beneficiary shall be deprived by such determination (or other determination pursuant to this Section 5.1(c)) of any right such person may have under applicable law or regulation to claim that such determination (or other determination pursuant to this Section 5.1(c)) was erroneous under the terms of the applicable Covered Arrangement. If any party shall within such five business day period object to the determination made by the Committee, then the Trustee shall review such determination. Such review shall be limited to whether the Committee's determination was reasonable. If the Trustee finds that such determination appears reasonable, then such determination shall become final and the Trustee shall, pursuant to Section 5.1(b)(i), make such distributions from the Trust Fund to the Participant or Beneficiary as is called for by such determination. If the Trustee shall conclude that such determination should be further reviewed by the Committee, in light of the objection thereto, it shall request that the Committee further consider such matter, in light of such objection and such other factors as the Trustee may bring to its attention or request it to review or reconsider. The Committee shall reconsider such matter, based on such facts as it shall deem relevant, and shall report its determination to the Trustee. Upon receipt by the Trustee of such report, the determination of the Committee shall become final, and the Trustee shall make such distribution from the Trust Fund to the Participant and Beneficiary as is called for by such determination. Once a determination of the Committee has become final in accordance with this Section 5.1(c), the Company and the Bank, for themselves, their subsidiaries, and their successors and assigns, agree to be bound by such determination and hereby waive any and all rights to recoup any Benefits paid in accordance therewith, either from the recipient thereof, the Trust, the Trustee or the Committee, or to hold any of such parties liable with respect to the payment thereof. The Committee's powers of determination under this Section 5.1(c) shall include, without limitation, the authority to interpret the provisions of the Covered Arrangements that govern the determination of eligibility for, amount, form and timing of payments under the Covered Arrangements, including, without limitation, the crediting of earnings and determination of offsets thereunder, and where appropriate, with respect to the Covered Arrangements, the calculation of "excess parachute payments," the underlying elements and valuations used in their determination under Code
Section 280G and the determination of gross-ups and cut-backs with respect to Code Section 280G and related excise taxes under the Covered Arrangements and such determinations shall be final as aforesaid, notwithstanding any authority otherwise provided to another individual, group of individuals, committee or entity under any such Covered Arrangement. Notwithstanding the foregoing, to the extent required under the Employee Retirement Income Security Act of 1974, as amended, the Committee may establish alternative claims review procedures for Participants and Beneficiaries.

                     (ii) The Company, the Bank or the Committee shall notify the Trustee if any "change in control" or "transfer of control" has occurred under any of the Covered Arrangements. If no such notice has been provided, but a Covered Arrangement requires a determination of whether a change in control-related event has occurred, the Trustee shall request of the Committee that the Committee make a determination whether such "change in control" or "transfer of control" has occurred under such Covered Arrangement. The Committee shall thereupon either (A) make such determination, in which case the Trustee shall rely on the determination of the Committee, or (B) (1) communicate the materials and information necessary to the making of such determination to the Trustee and
(2) direct the Trustee to make such determination. In the event the Committee fails to respond to the Trustee's request within 30 days of the date of such inquiry, the Trustee shall make its own determination as to whether such a change in control-related event has occurred.

                     (iii) Subject to the provisions of this Section 5.1, if the Committee so desires, it may, in its sole discretion, or, if so directed by the Committee, the Trustee may, in its sole discretion, make such additional inquiries and/or take such additional measures as it deems necessary in order to enable it to determine whether Benefits are due and payable, including, but not limited to, interviewing or requesting affidavits from appropriate persons.

       5.2 Payment Upon Constructive Receipt. Notwithstanding any other provision of this Trust Agreement, if any amounts held in the Trust Fund are found in a "determination" (within the meaning of Section 1313(a) of the Code) to have been includible in the taxable income of a Participant or Beneficiary prior to, or without, payment of corresponding amounts under the Covered Arrangements, and the Participant or Beneficiary provides the Trustee with such determination, the Trustee promptly shall forward the determination to the Committee. The Trustee then, unless directed otherwise by the Committee, shall make a finding as to the extent to which such determination applies to (i) Company Benefits, Bank Benefits or Joint Benefits and (ii) amounts otherwise arising out of the Participant's or Beneficiary's interest in, or relationship to, the Trust. Then, subject to the provisions of Section 5.1(b) and (c) hereof (without regard to whether there has been an Irrevocable Election or Change in Control), the Trustee shall pay to such Participant or Beneficiary, as soon as practicable, an amount equal to the sum of (A) the amount described in (i) above, reduced by Benefits already paid (whether by the Trust or otherwise) which were included in such determination (so as to avoid any double payment of the same Benefits), plus (B) solely with respect to the amount described in (ii) above, an amount (as determined by the Trustee) sufficient to pay all taxes, interest and penalties, if any, imposed on the Participant or Beneficiary with respect to the amount described in (ii) above, plus sufficient additional amounts to pay all taxes imposed on payments made pursuant to this clause (B). Amounts paid pursuant to clause (A) above shall be deemed to be advance payment of the applicable portion of Benefits payable under the applicable Covered Arrangement, as determined by the Committee. Notwithstanding the foregoing, in the event a Participant or Beneficiary provides the Trustee a Notice (as defined below), the Trustee promptly shall forward the Notice to the Committee. In such case, the Trustee, at the direction of the Committee, or the Committee, may contest the Notice in whole or in part (and be reimbursed by the Trust for all reasonable costs of such contest), in which case the Participant or Beneficiary must fully cooperate and assist the Trustee (or, as appropriate, the Committee) in connection with such contest and the payment described above will not be made pending the outcome of such contest. At the resolution of such contest (as determined by the Committee, whether following a litigation, settlement or otherwise), the Trustee promptly shall pay (C) all amounts (if any) payable to the Participant or Beneficiary calculated as set forth in clauses (A) and (B) above (adjusted for the results of the contest) plus (D) in the case of payments related to the amount described in (i) above, all interest and penalties, if any, imposed on the Participant or Beneficiary, plus sufficient additional amounts to pay all taxes imposed on payments made pursuant to this clause D. For purposes of this Section 5.2, the term "Notice" shall mean a revenue agent's report or notice of proposed adjustment or notice of deficiency (or any amendments to the foregoing) or set-off of refund claim issued by a taxing authority to the Participant or Beneficiary with respect to the inclusion in the Participant's or Beneficiary's taxable income of any amounts held in the Trust Fund prior to, or without, payment of corresponding amounts under the Covered Arrangements.

       5.3    Excess Amounts and Excess Assets.

              (a) Prior to the termination of the Trust and upon the request of the Dime (no more frequently than once every 12 months), the Trustee shall determine whether the Trust Fund then holds Excess Assets (as described below). The Trust shall be deemed to hold Excess Assets if at the time of such determination the value of the assets of the Trust Fund that are Company Trust Assets or Bank Trust Assets, determined in accordance with Section 4.3 (excluding for these purposes any amounts allocated to the Expense Account), exceeds, respectively, 110% of the Benefit Valuation Amount that reflects either
(i) the present value of Company Benefits, or (ii) the present value of Bank Benefits; provided, however, that (x) if the value of Bank Trust Assets, determined in accordance with Section 4.3 (excluding any amounts allocated to the Expense Account) is less than 110% of the portion of the Benefit Valuation Amount that so reflects Bank Benefits, Company Trust Assets shall be considered Excess Assets only to the extent that the value of Company Trust Assets, determined in accordance with Section 4.3 (excluding any amounts allocated to the Expense Account) exceeds 110% of the Benefit Valuation Amount that would be deemed to reflect Company Benefits if the Company were primarily obligated hereunder with respect to all Joint Benefits, and (y) if the value of Company Trust Assets, determined in accordance with Section 4.3 (excluding any amounts allocated to the Expense Account) is less than 110% of the portion of the Benefit Valuation Amount that so reflects Company Benefits, Bank Trust Assets shall be considered Excess Assets only to the extent that the value of Bank Trust Assets, determined in accordance with Section 4.3 (excluding any amounts allocated to the Expense Account) exceeds 110% of the Benefit Valuation Amount that would be deemed to reflect Bank Benefits if the Bank were primarily obligated hereunder with respect to all Joint Benefits. If the Trustee determines that the Trust Fund holds Excess Assets with respect to either the Company or the Bank, the Trustee shall notify the Company or the Bank of the amount of such Excess Assets, and, if the Company or the Bank so request, shall deliver such Excess Assets (or any portion thereof) to the Company or the Bank as its respective interests may appear; provided, however, that following an Irrevocable Election or Change in Control, no such Excess Assets may be delivered to the Company or the Bank without the consent of the Committee (which consent shall not be unreasonably withheld).

              (b) For purposes of determining the present value of the projected total Benefits payable to all Participants and Beneficiaries and whether there are Excess Assets, the Trustee shall use the following assumptions:

                     (i) With respect to any severance and other severance-related Benefits payable upon termination of employment under the employment agreements and change in control agreements listed in Appendix I, it shall be assumed that Benefits thereunder will be payable following a Change in Control (which, in connection with agreements providing for a gross-up, in certain circumstances, of tax amounts payable in connection with "excess parachute payments" under Code Section 280G, is assumed to constitute a change in ownership or effective control for purposes of Code Section 280G) and that the present value of projected Benefits payable to a Participant actively employed (or on a paid or unpaid leave) by the Company, the Bank or an Affiliate at the date of determination (an "Active Participant") shall equal the Benefits that would be payable if employment were involuntarily terminated at the end of the term of such employment or change in control agreement as in effect at the date of determination, with annual salary and target incentive bonus from the date of determination to the end of such term assumed to increase annually by a rate not less than the rate of increase in the Consumer Price Index (as defined in subsection (ix) below) for the preceding 12 month period plus 2 percentage points (the "CPI + 2 Rate"). For a Participant whose employment by the Company, the Bank or an Affiliate has terminated prior to the date of determination (an "Inactive Participant"), the present value of Benefits payable under an employment agreement or change in control agreement listed in Appendix I will equal the then unpaid Benefits under the portion of the employment or change in control agreement that constitutes a Covered Arrangement, without discount.

                     (ii) With respect to the Dime Bancorp, Inc. Supplemental Executive Retirement Plan (the "SERP), it will be assumed that SERP Benefits will be paid to Active Participants in the amount resulting from an involuntary termination of employment following a Change in Control at the later of the date of determination or the attainment of age 65, and it shall be assumed that such Benefits are fully vested. The present value of such Benefits shall be determined (A) based on an interest rate assumption of the lesser of 5% or the "applicable interest rate" described in Section 417(e) of the Code and regulations promulgated by the Internal Revenue Service from time to time as of the start of the month prior to the month in which occurs the date of determination (the "Applicable Interest Rate"), and (B) in accordance with the 1994 Group Annuity Mortality tables (50% Male, 50% Female) (the "1994 GAM") or the mortality assumptions under the "applicable mortality table" described in
Section 417(e) of the Code and regulations promulgated by the Internal Revenue Service from time to time (the "Applicable Mortality Rates"), whichever results in a greater present value. It shall also be assumed that (A) an Active Participant's salary and target incentive bonus for each year of assumed continued employment shall be increased by the CPI + 2 Rate, and (B) an Active Participant shall be paid bonuses equaling 150% of the target incentive bonus for each period of then current and future projected service. For an Inactive Participant, the present value of Benefits payable under the SERP shall be based on the actual Benefit to which the Inactive Participant is entitled as of the date of determination, utilizing the interest rate and mortality assumptions described above.

                     (iii) With respect to the Deferred Compensation Plans, the present value of the deferred compensation Benefit of an Active Participant shall equal (A) the current fair market value of the Participant's account(s) under the Deferred Compensation Plans as of the date of determination, plus (B) with respect to any determination date which results from the first to occur of a Change in Control or Irrevocable Election, any previously elected deferrals not yet accounted for under such plan with respect to compensation attributable to the calendar year in which such Change in Control or Irrevocable Election occurs, assuming that the Participant will be paid (but for any deferral election or deemed election) an incentive bonus for such year equaling 150% of the target incentive bonus established for such Participant for such year. The present value of the deferred compensation Benefit of an Inactive Participant shall be the amount allocated to the Participant's account(s) under the Deferred Compensation Plans as of the date of determination.

                     (iv) With respect to the Benefit Restoration Plan of The Dime Savings Bank of New York, FSB (the "BRP"), (A) the present value of the Benefit payable under the defined benefit portion of the BRP shall be determined by utilizing the same assumptions that are applied hereunder to the SERP, except that assumed incentive bonuses will not be taken into account, (B) the present value of the Benefit payable under the defined contribution portion of the BRP will be determined by utilizing the same assumptions that are applied hereunder to the Deferred Compensation Plans and (C) the maximum benefit and compensation amounts with respect to qualified plans whose benefits offset BRP Benefits shall be assumed to increase each year at the CPI + 2 Rate.

                     (v) With respect to the Dime Bancorp, Inc. Officer Incentive Plan (the "Officer Incentive Plan"), prior to the occurrence of a Change in Control, the present value of the Benefits payable to an Active Participant under the Officer Incentive Plan shall be deemed to be two times the target bonus amount established under such plan for the Participant for the calendar year in which the date of determination occurs. Following a Change in Control, the present value of the Benefits payable to an Active Participant under the Officer Incentive Plan shall be the target bonus amount established under such plan for such Participant for the calendar year in which the date of determination occurs, calculated assuming employment continues for the entire calendar year, plus any guaranteed minimum target bonus amounts from previous years that have not yet been paid. For an inactive Participant, the present value of Benefits payable shall be the then as yet unpaid guaranteed minimum target bonus payable under the Officer Incentive Plan to or with respect to the Participant.

                     (vi) Key Life Plan. For these purposes, the present value of the Benefit payable to an Active Participant or an Inactive Participant shall be deemed to equal the total premium payments necessary to be made to maintain Key Life Insurance Policies on the life of such Participant for the remainder of such covered

Participant's life expectancy. The present value of such premium obligations shall be determined (A) based on an interest rate assumption of the lesser of 5% or the "Applicable Interest Rate," and (B) assuming that the Participant's life expectancy is determined in accordance with the 1994 GAM or the Applicable Mortality Rates, whichever results in a greater present value. For these purposes, it shall be further assumed that each Active Participant will remain so employed until the later of the date of determination or the date the Participant will attain age 65, with annual increases in salary and target incentive bonus amounts assumed to be at the CPI + 2 Rate, and that the Benefit to be payable under the Key Life Plan at the death of the Participant is the highest then available life insurance or death benefit.

                     (vii) For purposes of determining the present value of projected total Benefits payable to Participants and Beneficiaries pursuant to this Section 5.3(b), the Committee may make such additional reasonable assumptions that are not inconsistent with the foregoing provisions, as the Committee deems necessary.

                     (viii) With respect to Joint Benefits (and except as otherwise provided in Section 5.3(a) hereof), only the liability of the primary obligor hereunder shall be included for purposes of determining the present value of projected Benefits; provided, that the foregoing clause shall not affect the liability of the secondary obligor under the relevant Covered Arrangement or under Section 4.2(b)(ii) hereof.

                     (ix) "Consumer Price Index" shall mean the Consumer Price Index for All Urban Consumers, CPI-U, published by the Bureau of Labor

Statistics of the United States Department of Labor, New York - Northern New Jersey - Long Island, NY-NJ-CT Area, 'All Items' (1982-84 = 100), or any successor index thereto covering New York City, appropriately adjusted.

       5.4 Transfers to Another Trust. Prior to an Irrevocable Election or Change in Control, upon the direction of the Company and the Bank concurred in by the Committee, the Trustee shall deliver such assets of the Trust Fund as the Company, the Bank and the Committee may direct to another irrevocable trust established by the Company or the Bank, respectively, for the purpose of paying Benefits to Participants and Beneficiaries under the Covered Arrangements. The Trustee shall deliver a copy of the Committee's certification to the trustee of the transferee trust at the time of delivery of the Trust assets.

       5.5    Withholding Tax.

              (a)    To the extent that amounts are to be paid under this
Article V by the Trustee directly to Participants and Beneficiaries, such amounts shall be reduced by the Trustee by the amount of any income and employment tax withholding required by law, as determined by the Dime and promptly communicated to the Trustee. The Trustee also shall inform each Participant and Beneficiary to whom payment is made, of the amounts withheld and the purposes for such withholdings. Such withheld amounts shall then be paid by the Trustee to the Dime, which shall remit such withheld amounts to, and shall file the appropriate withholding reports with, the appropriate governmental agencies.

              (b)    To the extent that amounts are to be paid under this
Article V by the Trustee directly to Participants and Beneficiaries, but the Dime fails to direct the Trustee with respect to the appropriate amounts to be withheld by the Trustee toward the satisfaction of applicable withholding requirements, then the Trustee shall withhold amounts in respect of taxes at the highest applicable rate for the appropriate jurisdiction as determined in good faith by the Trustee, shall reduce such amounts by the such amount of tax withholding, and shall inform the Dime and each Participant and Beneficiary to whom payment is made, of the amounts withheld and the purposes for such withholdings. Such withheld amounts shall then be paid by the Trustee to the Dime, which shall remit such withheld amounts to, and shall file the appropriate withholding reports with, the appropriate governmental agencies.

              (c) Unless otherwise agreed to by the Trustee, the Dime shall be responsible for all tax information reporting with respect to payments made to Participants and Beneficiaries hereunder.

       5.6 Legal Action by Trustee. Except in the event the Company or the Bank is Insolvent (as defined in Section 12.1), the Trustee shall not itself commence any legal action, whether in the nature of an interpleader action, request for declaratory judgment, or otherwise, requesting the court to (i) determine the validity of this Trust Agreement or (ii) make any determination in the Trustee's or the Committee's stead with respect to Benefits which this Trust Agreement requires to be made by the Trustee or the Committee. Notwithstanding the foregoing sentence, in defending any legal action brought by a Participant or Beneficiary with respect to Benefits due on account of a Participant (and with respect to the Committee, at any time in its sole discretion), the Trustee and the Committee shall each be entitled to ask the court to determine the Benefits due on account of such Participant.

       5.7 Dime Obligations. Notwithstanding the provisions of this Trust Agreement, each of the Dime entities shall remain obligated to pay all Benefits to the full extent of its respective liabilities under the Covered Arrangements. Following an Irrevocable Election or Change in Control, to the extent the Trust assets are not sufficient to pay any Benefit or related insurance premium in full when due, and the amount of such shortfall is not contributed to the Trust as provided in Section 5.1(b) hereof, then the Company and the Bank, to the extent of their respective obligations, shall pay the amount not otherwise payable from the Trust directly to the Participant, Beneficiary or, as appropriate, insurance company, and shall provide the Trustee with evidence of such payment. Nothing in this Trust Agreement shall relieve the Company or the Bank of any respective liabilities to pay Benefits and insurance premiums except to the extent such liabilities are satisfied from the Trust Fund.

                                   ARTICLE VI

                             Settlement of Accounts

       6.1 Trustee Records. The Trustee shall keep full, accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder. Its financial statements, books and records with respect to the Trust Fund shall be open to inspection by the Company, the Bank and the Committee, and to their respective attorneys, accountants and agents upon reasonable notice at all reasonable times during business hours of the Trustee.

       6.2    Trustee Statements.

              (a) The Trustee shall render to the Company, the Bank, and the Committee monthly statements of its receipts and disbursements as Trustee hereunder. Within 60 days after the close of each calendar year or any termination of the duties of the Trustee, the Trustee shall prepare, sign and mail to each of the Company, the Bank and the Committee one or more summary reports. These reports shall show all purchases, sales, receipts, disbursements, and other transactions effected by the Trustee during the year or period for which the applicable report or reports are filed, and shall contain an exact description, the cost as shown on the Trustee's books, and the fair market value as of the end of such period, of every item held in the Trust and the amount and nature of every obligation owed by the Trust, and any allocations of Trust Funds made under the terms hereof. Each of the Company and the Bank shall make a copy of such reports (or any adjustment thereof) available for inspection by Participants and Beneficiaries (and persons designated by them) at its principal executive office during business hours for a period of 60 days (30 days in the case of an adjusted report). If within 90 days after receipt of the report neither the Company, the Bank nor any Participant, Beneficiary or Committee member has filed with the Trustee notice of any objection to any act or transaction of the Trustee, the initial report shall become final as between the Trustee, the Company, the Bank, the Committee and the Participants and Beneficiaries. If any objection has been filed, and if the objecting party is satisfied that it should be withdrawn, the objecting party shall in writing filed with the Trustee signify its approval of the report, and it shall become a final report as between the Trustee, the Company, the Bank, the Committee and the Participants and Beneficiaries. If the report is adjusted following an objection thereto, the Trustee shall mail to the Company, the Bank and the Committee the adjusted report, and if within 30 days after receipt of the adjusted report neither the Company, the Bank nor any Participant, Beneficiary or Committee member has filed with the Trustee notice of any objection to the transactions as so adjusted, the adjusted report shall become a final report as between the Trustee, the Company, the Bank, the Committee and the Participants and Beneficiaries.

(b) Unless a report is fraudulent, when it becomes a final report it shall be finally settled, and to the extent permitted by law, the Trustee shall be completely discharged and released, as if such report had been settled and allowed by a judgment or decree of a court of competent jurisdiction in an action or proceeding in which the Trustee, the Company, the Bank, and the Participants and Beneficiaries were parties.

     6.3 Audit. The Trustee shall from time to time permit an independent public accountant selected by the Dime or the Committee to have access during ordinary business hours to such records as may be necessary to audit the Trustee's accounts.

     6.4 Judicial Settlement. Nothing contained in this Trust Agreement shall be construed as depriving the Trustee, the Company, the Bank or the Committee of the right to have a judicial settlement of the Trustee's accounts, and upon any proceeding for a judicial settlement of the Trustee's accounts or for instructions the only necessary parties thereto in addition to the Trustee shall be the Company, the Bank and the Committee.

       6.5 Delivery of Records to Successor. In the event of the removal or resignation of the Trustee, the Trustee shall deliver to the successor Trustee all records which shall be required by the successor Trustee to enable it to carry out the provisions of this Trust Agreement.

                                   ARTICLE VII

                   Taxes, Expenses and Compensation of Trustee

       7.1    Taxes.

              (a) Each of the Company and the Bank agrees that, for tax purposes, all income, deductions and credits of the Trust Fund belong to them (and not to the Trust Fund), as their interests may appear, as owners for income tax purposes and shall be included on their respective income tax returns and each of the Company and the Bank agrees to pay any taxes imposed on such amounts.

              (b) The Company and the Bank, as their interests may appear, shall from time to time pay any and all taxes (references in this Trust Agreement to taxes shall include interest and applicable penalties) of any and all kinds whatsoever which at any time are due lawfully levied or assessed upon or become payable in respect of the Trust Fund, its income or any property forming a part thereof, or any security transaction pertaining thereto. Notwithstanding the foregoing, in the event that the Trustee is notified that taxes are nonetheless levied or assessed upon or are payable in respect of the Trust Fund (notwithstanding its status as a "grantor trust") and have not been paid by the Company or the Bank, such amounts may be paid from the Trust Fund, and, if so paid, thereafter all determinations of funding obligations and excess assets will be based on the assumption that the future earnings of the Trust Fund (as assumed in present value calculations) will be reduced by taxes thereon. The Trustee shall notify the Dime of any proposed or final assessments of taxes and may assume that any such taxes are lawfully levied or assessed unless the Company or the

Bank advise it in writing to the contrary within 15 days after receiving the above notice from the Trustee. In such case, the Trustee, if requested by the Company or the Bank in writing, shall contest the validity of such taxes in any manner deemed appropriate by the Company or the Bank (and the Company or the Bank shall pay all fees and disbursements related to such contest, including costs of counsel, accountants and other professionals); or the Company or the Bank may contest the validity of any such taxes, in which case the Company or the Bank shall so notify the Trustee and the Trustee shall have no responsibility to contest such taxes. If any party to this Trust Agreement contests any such proposed levy or assessment, the other parties shall provide such information and cooperation as the party conducting the contest shall reasonably request. In lieu of contesting any proposed levy or assessment, the Company or the Bank may pay all or any portion of any such taxes at any time. If either the Company or the Bank are paying such taxes it shall notify the Trustee of its intention to do so within 15 days after receiving the above notice from the Trustee or within five days after a determination of any such contested levy or assessment becomes final, either because the determination cannot be appealed or no appeal of the determination was made.

       7.2 Expenses and Compensation. The Trustee shall be paid compensation by the Dime in accordance with the schedule of fees attached hereto as Appendix
II. The Dime and the Trustee may mutually agree to revise such schedule from time to time. Subject to the Dime's approval prior to an Irrevocable Election or a Change in Control, and subject to the approval of the Committee following an

Irrevocable Election or a Change in Control, the Trustee shall be reimbursed by the Dime for its reasonable expenses of management and administration of the Trust, including reasonable compensation of the actuary and any counsel or other service providers engaged by the Trustee to assist it in such management and administration in accordance with Sections 2.3(h) and (i) hereof.

       7.3    Expense Account and Service Providers

              (a) The Dime may from time to time make contributions to the Trust Fund to be held in an Expense Account, the contributions to which may be used to pay the Trustee's and the Committee's and the Director Committee's (as defined in Section 8.2(b)) fees and expenses in accordance with this Trust Agreement. At the time of an Irrevocable Election or Change in Control, the Committee shall determine the amount that is reasonably necessary to pay anticipated Trust expenses over the remaining life of the Trust, which amount shall not be less than $12 million, and the Company and the Bank shall each be jointly and severally liable to pay and deliver to the Trustee an amount determined so that when it is added to amounts previously contributed to be held in the Expense Account, the amount held or the Expense Account equals such amount. The allocation of amounts contributed to and held in the Expense Account as Company Trust Assets and Bank Trust Assets shall be based on the proportion of the amounts actually contributed by each entity, provided that the Company and the Bank may agree to a different allocation of those amounts between and among Company Trust Assets and Bank Trust Assets if either initially contributes more than 50% of the total amount so contributed or otherwise, in which event the

Company and the Bank shall inform the Trustee and the Committee of such revised allocation, which revised allocation shall apply; provided, however, that after a Change in Control or an Irrevocable Election, revision of a previously applicable allocation of Expense Account amounts between Company Trust Assets and Bank Trust Assets shall require the consent of the Committee. On and after an Irrevocable Election or a Change in Control, the Trustee shall allocate to the Expense Account, on a pro-rata basis with the remainder of the Trust Fund, the income of the Trust Fund and gains and losses (including gains and losses not yet realized on Trust Fund assets), as of the last day of each calendar month; provided, however, that the Committee may direct that the Expense Account be invested separately from other assets of the Trust Fund, in which event the Expense Account will be allocated the gains and losses of those separate investments. To the extent there is a balance in the Expense Account, the Trustee shall utilize such balance for payment of its fees and expenses and the fees and expenses of the Committee and the Director Committee (as defined in Section 8.2(b)) as provided in Section 7.2 and this Section 7.3 and for payment of the indemnities referred to in Section 9.1 and 9.2, and in the absence of such a balance, shall seek reimbursement from the Dime. In the event that the Dime shall fail or refuse to make such reimbursement within 90 days of demand, the Committee shall direct the Trustee to satisfy such obligations out of the other assets of the Trust Fund in such manner as the Committee deems to be reasonable in the circumstances. If the Committee directs the Trustee to pay fees and expenses from other Trust Fund assets, the Dime shall, upon demand by the Committee, deposit into the Trust Fund a sum equal to the amount paid from other assets of the Trust Fund for such fees and expenses. Before an Irrevocable Election or a Change in Control, amounts may be reallocated from the Expense Account to be maintained as other assets of the Trust

Fund at the direction of the Company and the Bank, acting together. After an Irrevocable Election or a Change in Control, solely to the extent the Committee determines appropriate, amounts may be reallocated from the Expense Account to be maintained as other assets of the Trust Fund, at the time and in the manner directed by the Committee.

              (b) Each of the Committee and the Director Committee (as defined in Section 8.2(b)) shall have the power and authority to engage counsel or other service providers (including consultants and administrators) of its choice to the extent it deems it necessary or appropriate in order to fulfill its obligations hereunder, or otherwise to determine, defend or assert any of the rights or interests of the Committee, the Director Committee, the Trust or its beneficiaries provided for under this Trust Agreement (which, in the case of the Committee, shall include the authority to engage actuaries, counsel and other experts as it deems necessary in order to perform its duties under Section 5.1). The Committee shall, in addition, have the power and authority to direct the Trustee to purchase liability insurance to cover any or all of (a) the Committee, (b) each of the Committee's current and former members, (c) any current or former director, officer or employee of the Dime who is or was serving or agrees to serve at the request of the Dime or the Committee as an authorized agent or delegatee of the Bank or the Committee, (d) any other agent of the Committee or the Trust and (e) the Trustee (each, to the extent so insured, an "Insured Party") with respect to any and all liabilities to which such Insured Party may become subject pursuant to, arising out of, occasioned by, or incurred in connection with or in any way associated with this Trust Agreement, including, without limitation, liabilities to the Dime, subject to such limitations on coverage, deductibles, or other terms and conditions as the Committee shall in its sole discretion deem reasonable. To the extent the Committee or the Director Committee (or the Trustee as directed by the Committee) incurs reasonable expenses as described above, or incurs other reasonable expenses in performing its duties under this Trust Agreement, such expenses shall be paid or otherwise reimbursed out of the Expense Account as a Trust Expense, if and to the extent directed by the Committee, and if not otherwise previously paid or reimbursed by the Dime. In the event that there are insufficient funds in the Expense Account and the Dime shall fail or refuse to make such reimbursement within 90 days of demand, the Committee may direct that other Trust Fund assets be applied to satisfy such reimbursement obligation. If such fees and expenses are paid from other Trust Fund assets, the Dime shall, upon demand by the Committee, deposit into the Trust Fund a sum equal to the amount paid from other assets of the Trust Fund for such fees and expenses.

              (c) Following an Irrevocable Election or Change in Control, each member of the Committee who is not at the time of any meeting of the Committee an employee, officer or director of the Dime shall receive a fee of $1,500 for each meeting of the Committee which he or she attends personally and $1,000 for each meeting of the Committee which he or she attends by telephone or other electronic or wireless means enabling all members in attendance to communicate with each other contemporaneously, and, following the time such member of the Committee ceases to be an employee, officer or director of the Dime, shall be reimbursed for any reasonable out-of-pocket expenses incurred in connection with performing his or her duties under this Trust Agreement. Upon presentation of a request for such reimbursements to the Trustee (containing such information, including receipts for out-of-pocket expenses, as the Trustee may reasonably request), then, if not previously reimbursed by the Dime or pursuant to another Umbrella Trust (as defined below), the Committee shall direct the Trustee to make such reimbursements, which shall be reimbursed out of the Trust Fund. In the event the Committee hereunder undertakes a meeting that is combined with or occurs on the same day as a meeting of one or more committees under the trust under the Umbrella Trust Agreement, dated as of May 18, 2000, among the Company, the Bank and HSBC Bank USA, as Trustee with respect to the Designated Arrangements of the Bank and Related Entities (including any subsequent amendments or successor agreements thereto) (the "Broad-Based Trust"), or the Benefit Protection Trust Agreement, dated as of May 18, 2000, among the Company, the Bank and HSBC Bank USA, as Trustee (including any subsequent amendments or successor agreements thereto) (the "Benefit Protection Trust" and, each of the Benefit Protection Trust and the Broad-Based Trust, an "Umbrella Trust"), any Committee member who is a member of such other committee(s) shall be entitled to only a single fee for such meeting or meetings, and the Trustee shall pay a pro-rated portion of the fee for the meeting (based upon the number of trusts to which the meeting or meetings relate) out of the assets of this Trust Fund.

                                  ARTICLE VIII

                    For Protection of Trustee and Committees

       8.1    Evidence of Action by the Dime.

              (a) Each of the Company and the Bank has certified to the Trustee the name or names of any person or persons authorized to act for it on Appendix IV hereto. Unless the Company or the Bank notifies the Trustee, in a notice signed by its Secretary or by an Assistant Secretary, that any person listed on Appendix IV to this Trust Agreement is no longer authorized to act for the Company or the Bank, the Trustee may continue to rely upon the authority of such person. The Company or the Bank may certify to the Trustee, in a notice signed by its Secretary or by an Assistant Secretary, the names of any additional persons authorized to act for the Company or the Bank. Appendix IV shall be deemed to be revised to reflect any additions or deletions made in accordance with this Section 8.1(a).

              (b) The Trustee may rely upon any certificate, notice or direction of the Company or the Bank which the Trustee reasonably believes to have been signed by at least two duly authorized officers or agents of the Company or the Bank.

              (c) With respect to any action required or permitted to be taken by Dime hereunder, the Trustee may rely upon the authorization, approval, direction or consent given by either the Company or the Bank in accordance herewith, and shall not be required to obtain any additional authorization, approval, direction or consent of the other party hereto, and any action taken by either of the Company or the Bank for such purposes shall be binding on the other.

       8.2    Evidence of Action by the Committee or the Director Committee.

              (a) The Trustee may rely on a signed notice of resignation by a Committee member, and a notice of vacancy or appointment of a successor provided in accordance with Section 13.6.

              (b) The Trustee may rely upon any certificate, notice or direction of the Committee or the "Committee" under the Umbrella Trust Agreement (the "Director Trust Agreement") among Dime Bancorp, Inc., The Dime Savings Bank of New York, FSB and HSBC Bank USA, as Trustee with respect to the covered Arrangements for Outside Directors of The Dime Savings Bank of New York, FSB and Related Entities, as amended and restated effective May 18, 2000, as may subsequently be amended (and any successor agreement thereto) (the "Director Committee"), which the Trustee reasonably believes to have been signed by at least two members of the Committee or the Director Committee, as applicable, or, if the Committee or the Director Committee than consists of only one member, by such member. The makeup of the Director Committee shall be determined in accordance with the terms of the Director Trust Agreement.

              (c) The Committee may from time to time delegate to one or more persons any or all of its rights, powers, duties and responsibilities hereunder. Such delegation shall be effective when made in writing and delivered to the Trustee, the Company and the Bank as provided in Section 13.7 hereof, for the period and to the extent set forth therein. Notwithstanding the foregoing, however, the Committee may not delegate any of its rights, powers, duties or responsibilities under any of Sections 12.3, 12.6, 13.6(b) or 13.6(c) of this Trust, and the Director Committee may not delegate its authority pursuant to Section 13.5 of this Trust. The Trustee may rely upon any certificate, notice or direction of such delegatee or delegatees which the Trustee reasonably believes to have been signed by such delegatee or delegatees, as to matters within the authority granted by the Committee to such person or persons. Any such delegation may be partially or wholly revoked by the Committee at any time, in accordance with
Section 13.6(d) hereof. To the extent that at any time the Director Committee (as defined in Section 8.2(b)) does not exist, those actions which may otherwise be taken by the Director Committee may be taken by the Committee.

       8.3    Fiduciary Responsibility.

              (a) The Trustee shall discharge its duties under this Trust Agreement in a manner consistent with the objectives of this Trust Agreement and in accordance with applicable law. Except as otherwise provided in this Trust Agreement, or under applicable law, the Trustee shall have no liability for (i) loss sustained by the Trust Fund by reason of the purchase, retention, sale or exchange of any investment made in accordance with the written directions of the Dime or the Committee; (ii) failure of the Company or the Bank to make contributions to the Trust Fund; or (iii) for any insufficiency of assets in the Trust Fund to pay Benefits when due, unless such loss, failure or insufficiency is the result of the Trustee's own negligence or willful misconduct.

              (b) The Trustee's duties and obligations shall be limited to those expressly imposed upon it by this Trust Agreement.

              (c) The Company and the Bank at any time may employ as agent (to perform any act, keep any records or accounts, or make any computations required of either of them by this Trust Agreement or the Covered Arrangements) the corporation or association serving as Trustee hereunder. Nothing done by said corporation or association as such agent shall affect its responsibilities or liability as Trustee hereunder.

              (d) In the exercise of its discretion hereunder, each of the Committee and the Director Committee shall have due regard for the interests of each of the Company, the Bank and the Participants (and their Beneficiaries) as a class; provided, that inasmuch as the interests of such class or entities may be expected to conflict in certain circumstances, and notwithstanding that members of the Committee may themselves be Participants, any determination made by the Committee or the Director Committee that has the effect of being more favorable to one entity or class to which it owes a duty over another shall not thereby be deemed invalid or a breach of the Committee's or the Director Committee's duty to such disfavored entity or class, so long as the Committee or the Director Committee, as applicable, acts in good faith in making its determination.

                                   ARTICLE IX

                       Indemnity of Trustee and Committees

       9.1 Indemnity of Trustee. The Company and the Bank (the "Indemnifying Parties") hereby jointly and severally indemnify and hold the Trustee harmless from and against any Liabilities (as defined in Section 9.2) to which the Trustee may become subject pursuant to, arising out of, occasioned by, or incurred in connection with or in any way associated with this Trust Agreement, unless such Liabilities result or arise from any act or omission constituting gross negligence or willful misconduct of the Trustee. If one or more Liabilities shall arise and the Indemnifying Parties fail to indemnify the Trustee as provided herein, then the Trustee may engage counsel of the Trustee's choice at the expense of the Indemnifying Parties, provided such expenses are reasonable; and provided further, the Trustee shall be entitled either to conduct the defense against such Liabilities or to conduct such actions as may be necessary to obtain the indemnity provided for herein, or to take both such actions. The Trustee shall notify the Indemnifying Parties of the name and address of such counsel before the Trustee has so engaged such counsel. If the Trustee shall be entitled to indemnification by the Indemnifying Parties, pursuant to this Section 9.1, as determined by a court of competent jurisdiction and the Indemnifying Parties shall not provide such indemnification upon demand, the Trustee may apply assets of the Trust Fund in full satisfaction of the obligations for indemnity by the Indemnifying Parties, and any legal proceeding by the Trustee against the Indemnifying Parties for such indemnification shall be in behalf of the Trust.

       9.2 Indemnification of Committees and Agents. The Indemnifying Parties shall indemnify, to the fullest extent permitted by their respective Certificates of Incorporation (or equivalent) and By-Laws (collectively, the "Governing Documents") and applicable law, (including the provisions thereof relating to advances of costs, charges and expenses), any person who is, or business entity, including without limitation a corporation, limited liability company or partnership, that is owned by, a current or former director, officer or employee of either of such Indemnifying Parties or of any of their direct or indirect subsidiaries who is or was serving or agrees to serve either at the request of either of such Indemnifying Parties or of such subsidiary or as a result of being selected to serve in accordance with Section 13.6 hereof or the corresponding provision of the Director Trust Agreement as a member of the Committee or the Director Committee, or as an authorized agent or delegatee of the Company, the Bank, the Committee or the Director Committee (each such indemnified person or business entity, an "Indemnified Party") against any loss, damage, liability, cost, charge or expense (including attorneys' fees), judgment, fine and amount paid in settlement (herein "Liabilities") actually and reasonably incurred by such Indemnified Party or on such Indemnified Party's behalf in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, investigative or administrative, and whether threatened or brought by a third party or by the Dime, relating to or in connection with such Indemnified Party's service as a member of the Committee or Director Committee or as such authorized agent or delegatee; provided, that the Indemnified Party has met any applicable standard of conduct required by or pursuant to the Governing Documents or by applicable law or regulation in order to qualify for indemnification thereunder, as well as any other conditions to such indemnification imposed by the Governing Documents or by applicable law or regulation and provided, further, that in the event that such indemnification (including any provision relating to advances of costs, charges and expenses) is permissible but not required by the Governing Documents, and the Indemnifying Parties shall fail to provide such indemnification when requested by an Indemnified Party, then subject to any conditions set forth in the Governing Documents, the Trustee shall indemnify such Indemnified Party out of the assets of the Trust Fund. In connection with such indemnification, the Company and the Bank hereby acknowledge that each member of the Committee and the Director Committee and each authorized agent or delegatee of the Company, the Bank, the Committee or the Director Committee is or will be serving as such at the request of each of the Company and the Bank, both before and after any Change in Control or Irrevocable Election. Any determination as to whether the Indemnified Party has met such applicable standard of conduct or other conditions to indemnification shall be made in accordance with the provisions of the Governing Documents and applicable law or regulation, as in effect at the time of an Irrevocable Election or Change in Control. Unless otherwise required by applicable law, this Section 9.2 may be amended only in accordance with Section
11.3 hereof; provided that, in addition, this Section 9.2 shall not be rescinded or modified so as to materially reduce the indemnification provided hereunder without first giving thirty (30) days advance written notice of such rescission or modification to each individual then entitled to indemnification hereunder, or so as to materially reduce the indemnification provided hereunder with respect to actions taken or omitted to be taken prior to the effective date of such rescission or modification. An Indemnifying Party may satisfy its obligation under this Section 9.2 in whole or in part by purchase of a policy or policies of insurance, but no insurer shall have any rights against an Indemnifying Party or the Trust arising out of this
Section 9.2. If an Indemnified Party shall be entitled to indemnification by an Indemnifying Party, pursuant to this Section 9.2, as determined by a court of competent jurisdiction and such Indemnifying Party shall not provide such indemnification upon demand, the Trustee shall, to the extent permitted by law, apply the Company Trust Assets or Bank Trust Assets in full satisfaction of the obligations for indemnity by the Company or the Bank, as the case may be, and any subsequent legal proceedings by the Indemnified Party against the Company or the Bank for such indemnification shall be on behalf of the Trust.

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



                                    ARTICLE X

                       Resignation and Removal of Trustee

       10.1 Resignation of Trustee. The Trustee may resign upon 90 days' prior written notice to the Committee and the Dime, except that any such resignation shall not be effective until the Dime has appointed in writing a successor Trustee, which must be a bank or trust company, acceptable to the Committee. The Dime shall make a good faith effort, following receipt of notice of resignation from the Trustee, to appoint a successor Trustee under this Trust Agreement. In the event the Dime has failed to appoint a successor Trustee within six months of the Trustee's notice of resignation, the Trustee shall be entitled to seek judicial removal.

       10.2 Removal of Trustee. At any time prior to the occurrence of an Irrevocable Election, Change in Control or Potential Change in Control, the Dime may remove the Trustee without cause upon at least 30 days' notice in writing to the Trustee. At any time after the occurrence of an Irrevocable Election, Change in Control or Potential Change in Control, the Trustee may be removed by action of the Committee. In case of a removal of the Trustee for cause (which, for these purposes, shall include criminal conduct, gross negligence, mismanagement of trust funds, or any other material breach of fiduciary duty hereunder), the party having power to do so hereunder may remove the Trustee immediately, without any prior notice. At any time after the occurrence of an Irrevocable Election or Change in Control, the Trustee may also be removed by the Dime upon the action of the Participants who, at the time such removal is sought, hold in the aggregate a majority of the beneficial interests in the

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



Trust Fund. Any notice sent to Participants seeking their consent to removal of the Trustee, shall, to the extent the Dime has selected a successor Trustee, include the name and address of the proposed successor trustee. For purposes of this Section 10.2, and all other Sections of this Trust Agreement which refer to this Section 10.2 for purposes of determining the Participants who hold a majority of the beneficial interests in the Trust Fund, the beneficial interest of each Participant shall be deemed to be the present value of the projected total Benefits payable to the Participant, determined in accordance with Section 5.3(b). For purposes of this Trust Agreement where the exercise of rights or powers conferred on a Participant hereunder requires "action," such action may be taken by the vote of the Participant present in person or by proxy at a duly held meeting of Participants or by the written consent of such Participant.

       10.3 Successor Trustee. (a) If the Trustee resigns (or is removed) in accordance with Section 10.1 or 10.2 hereof, (i) prior to an Irrevocable Election, Change in Control or Potential Change in Control, the Dime may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal, and (ii) on or after the date of an Irrevocable Election, Change in Control or Potential Change in Control, only the Committee may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal; provided, however, that in the case of either the preceding clause (i) or (ii), such successor Trustee may not be an Affiliate of the Company or the Bank or a party (or

Affiliate of a party) to a Change in Control or then existing Potential Change in Control. The appointment shall be effective when accepted in writing by the new Trustee. The former Trustee shall execute any instrument(s) necessary or reasonably requested by the Dime or the successor Trustee to evidence the transfer.

              (b) All of the provisions set forth herein with respect to the Trustee shall relate to each successor Trustee with the same force and effect as if such successor had been originally named as the Trustee hereunder.

       10.4 Transfer of Trust Fund to Successor. Upon the resignation or removal of the Trustee and appointment of a successor, the Trustee shall transfer and deliver the Trust Fund and such records or copies of such records as are reasonably requested to such successor. Following the effective date of the appointment of the successor, the Trustee's responsibility hereunder shall be limited to managing the assets in its possession and transferring such assets to the successor, and settling its final account. Neither the Trustee nor the successor shall be liable for the acts of the other.

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



                                   ARTICLE XI

                  Duration, Termination and Amendment of Trust

       11.1 Duration and Termination. (a) Except as provided in this Trust Agreement, the Trust is hereby declared to be irrevocable and shall continue until whichever of the following shall first occur: (i) all payments required by this Trust Agreement have been made or (ii) the Trust Fund contains no assets and retains no claims to recover assets from Company or the Bank pursuant to any provision hereof.

              (b) The Company and the Bank may terminate this Trust prior to the time all Benefit payments under the Covered Arrangements have been made, provided, however, that the prior written consent of the Participants who, at the time such termination is sought, hold in the aggregate a majority of the beneficial interests in the Trust Fund, must be obtained. The determination of each Participant's beneficial interest for this purpose shall be made in accordance with Section 10.2. All Company Trust Assets in the Trust upon the termination of the Trust pursuant to this Section 11.1(b) shall be returned to the Company, and all Bank Trust Assets in the Trust upon such termination shall be returned to the Bank.

       11.2 Distribution Upon Termination. If this Trust terminates under the provisions of Section 11.1(a), the Trustee shall liquidate the Trust Fund and, after its final account has been settled as provided in Article VI, shall distribute to the Company and the Bank the net balance of any Company Trust Assets and Bank Trust Assets, respectively, and the net balance of the Expense Account, remaining after all Benefits and expenses have been paid. Upon making such distribution, the Trustee shall be relieved from all further obligations. The powers of the Trustee hereunder shall continue so long as any assets of the Trust Fund (including claims against the Company or the Bank) remain in its hands.

       11.3   Amendment.

              (a) Prior to an Irrevocable Election, Change in Control or Potential Change in Control, this Trust Agreement may be amended from time to time by action of the Company and the Bank, which action may be taken, and shall be evidenced, in writing by any of the Chief Executive Officer, the Chief Operating Officer or the Chief Human Resources Officer of each entity, certified by the Secretary or an Assistant Secretary of such entity.

              (b) Subsequent to an Irrevocable Election, Change in Control or Potential Change in Control, this Trust Agreement may be amended only by the Committee, provided that the Committee shall exercise its authority to amend the Trust Agreement only to the extent that such exercise of authority does not eliminate the rights of creditors of the Bank or the Company to Trust assets in the event that the Bank or Company becomes Insolvent (as such term is used in Article XII) or otherwise cause the Trust to fail to be a "grantor trust" pursuant to Sections 671 through 679 of the Code. No amendment to this Trust Agreement shall adversely affect any of a Participant's Benefits, or, after an Irrevocable Election or Change in Control, the amount credited to a Participant's Account without the consent of the affected Participant. No amendment to this Trust Agreement that could materially increase the costs of the Trust to the Company or the Bank shall be made without the approval of

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



the affected entity, which approval may be evidenced by a writing by any of the Chief Executive Officer, the Chief Operating Officer or the Chief Human Resources Officer of such entity, certified by the Secretary or an Assistant Secretary of such entity. In the event there is any dispute between the Committee and the Dime as to whether a proposed amendment to the Trust Agreement could materially increase the costs of the Trust to the Company or the Bank, the Trustee shall reach its own independent determination with respect to such dispute, which determination shall be final and binding on the parties.

              (c) No amendment of this Trust Agreement shall be made that alters the irrevocable character of the Trust established under this Trust Agreement, and no amendment shall materially increase the duties or responsibilities of the Trustee unless the Trustee consents thereto in writing.

              (d)    (i)    A "Potential Change in Control" shall be deemed to
have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                            (A)    the Company enters into an agreement, the
consummation of which would result in the occurrence of a Change in Control;

                            (B)    the Company or any Person publicly announces
an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

                            (C)    any Person becomes the Beneficial Owner,
directly or indirectly, of securities of the Company representing 15% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such Person, any securities acquired directly from the Company or its Affiliates); or

                            (D)    the Board of Directors of the Company adopts
a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

                     As used in connection with the foregoing definition of Potential Change in Control, "Affiliate," "Beneficial Owner," "Exchange Act" and "Person" shall have the respective meanings as set forth in Section 13.4 hereof.

                     (ii) The Committee shall determine whether a Potential Change in Control or an Abandonment Date has occurred. If the Committee makes such a determination, then the Committee shall promptly notify the Company, the Bank and the Trustee of such determination.

       In particular, and without limiting the generality of the foregoing, the parties to this Trust Agreement acknowledge that, as of the date hereof, a Potential Change in Control has occurred in respect of the exchange offer by North Fork Bancorporation, Inc. for common shares of the Company.

                     (iii) As used in this Section, the term "Abandonment Date" shall mean the date on which (A) an agreement described in Section (d)(i)(A) above is terminated (pursuant to its terms or otherwise) without having been consummated, (B) all parties described in Section (d)(i)(B) above publicly announce that they have unconditionally abandoned the transactions contemplated, (C) the Board adopts a resolution rescinding its previous determination that a Potential Change in Control has occurred or (D) a court or regulatory body having competent jurisdiction enjoins or issues a cease and desist or stop order with respect to or otherwise prevents the consummation of, or a regulatory body notifies the Bank or the Company that it will not approve, a transaction described in Section (d)(i)(A) or (B) above or the transactions contemplated thereby and such injunction, order or notice has become final and not subject to appeal.

                     (iv) Following the Abandonment Date of a Potential Change in Control, the provisions of this Trust Agreement in effect following a Potential Change in Control shall no longer apply, and the provisions of this Trust Agreement in effect prior to a Potential Change in Control shall again apply, unless and to the extent that, prior to the Abandonment Date of such Potential Change in Control, another Potential Change in Control, or an Irrevocable Election or Change in Control, has occurred with respect to which those provisions, as applicable, will continue to separately apply.

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



                                   ARTICLE XII

                               Claims of Creditors

       12.1 Insolvency of Bank. As used in this Article XII, the Bank shall be deemed to be "Insolvent" if (i) the Bank is subject to a pending proceeding seeking a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or trustee or liquidator in any insolvency, liquidation, taking of possession, termination of deposit insurance, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Bank or of or relating to all or substantially all of its property, or for the winding up or liquidation of its affairs, under any federal or state law relating to bankruptcy or insolvency, or (ii) the Bank is unable to pay its debts as they become due. The Chief Executive Officer or Board of Directors of the Bank shall promptly notify the Trustee in the event that the Bank becomes Insolvent. If at any time the Trustee has determined that the Bank is Insolvent, the Trustee shall discontinue payments to Participants or their Beneficiaries from the Bank Trust Assets and shall hold the Bank Trust Assets of the Trust for the benefit of the Bank's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their Beneficiaries to pursue their rights as general creditors of the Bank with respect to Benefits due under the Covered Arrangements or otherwise, or (except in the event the Company becomes Insolvent) the rights of Participants or their Beneficiaries to receive payments of Company Benefits from the Company Trust Assets.

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



       12.2   Trustee's Responsibilities if Bank May Be Insolvent.

              (a) If at any time the Bank or a person claiming to be a creditor of the Bank alleges in writing to the Trustee that the Bank has become Insolvent, the Trustee shall within 30 days of such allegation, independently determine whether the Bank is Insolvent and, pending such determination, the Trustee shall discontinue payments from the Bank Trust Assets of Benefits under the Covered Arrangements and this Trust Agreement.

              (b) If the Bank notifies the Trustee or the Trustee determines that the Bank is Insolvent, the Trustee shall hold the Bank Trust Assets for the benefit of the Bank's general creditors, and shall disburse assets from the Bank Trust Assets to creditors of the Bank only pursuant to an order from a court of competent jurisdiction.

              (c) If the Trustee discontinues payment from the Bank Trust Assets of Benefits pursuant to this Section 12.2, the Trustee shall resume payments from the Bank Trust Assets of Benefits under the Covered Arrangements only after the Trustee has determined that the Bank is not Insolvent (or is no longer Insolvent, if the Trustee initially determined the Bank to be Insolvent). The first payment to a Participant following such discontinuance shall include an aggregate amount equal to the difference between the payments which would have been made to such Participant under this Trust Agreement but for this
Section 12.2 and the aggregate payments actually otherwise made to such Participant pursuant to the Covered Arrangements during any such period of discontinuance; provided, however, that such payment shall be made from the Bank Trust Assets only to the extent Bank Trust Assets are then available for such purposes.

       12.3 Trust Recovery of Payments to Creditors. In the event that an amount is paid from the Trust Fund to creditors of the Bank (other than as provided in Article V and Section 7.3), then as soon as practicable (or if the Bank is then Insolvent, as soon as the Bank is no longer Insolvent) but subject to the sole discretion of the Bank or, following an Irrevocable Election or Change in Control, subject to the sole discretion of the Committee, and upon the Trustee's demand, the Bank shall deposit into the Trust Fund a sum equal to the amount paid by the Trust Fund to such creditors.

       12.4 Insolvency of Company. As used in this Article XII, the Company shall be deemed to be "Insolvent" if (i) the Company is subject to a pending proceeding seeking a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or trustee or liquidator in any insolvency, liquidation, taking of possession, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property, or for the winding up or liquidation of its affairs, under any federal or state law relating to bankruptcy or insolvency, or
(ii) the Company is unable to pay its debts as they become due. The Chief Executive Officer or Board of Directors of the Company shall promptly notify the Trustee in the event that the Company becomes Insolvent. If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Participants or their Beneficiaries from the Company Trust Assets and shall hold the

Company Trust Assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their Beneficiaries to pursue their rights as general creditors of the Company with respect to Benefits due under the Covered Arrangements or otherwise, or (except in the event the Bank becomes insolvent) the rights of Participants or their Beneficiaries to receive payments of Bank Benefits from the Bank Trust Assets.

       12.5   Trustee's Responsibilities if Company May Be Insolvent.

              (a) If at any time the Company or a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall within 30 days of such allegation, independently determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payments from the Company Trust Assets of Benefits under the Covered Arrangements and this Trust Agreement.

              (b) If the Company notifies the Trustee or the Trustee determines that the Company is Insolvent, the Trustee shall hold the Company Trust Assets for the benefit of the Company's general creditors, and shall disburse assets from the Company Trust Assets to creditors of the Company only pursuant to an order from a court of competent jurisdiction.

              (c) If the Trustee discontinues payment from the Company Trust Assets of Benefits pursuant to this Section 12.5, the Trustee shall resume payments from the Company Trust Assets of Benefits under the Covered Arrangements only after the Trustee has determined that the Company is not Insolvent (or is no longer

Insolvent, if the Trustee initially determined the Company to be Insolvent). The first payment to a Participant following such discontinuance shall include an aggregate amount equal to the difference between the payments which would have been made to such Participant under this Trust Agreement but for this Section
12.5 and the aggregate payments actually otherwise made to such Participant pursuant to the Covered Arrangements during any such period of discontinuance; provided, however, that such payment shall be made from the Company Trust Assets only to the extent Company Trust Assets are then available for such purposes.

       12.6 Trust Recovery of Payments to Creditors. In the event that an amount is paid from the Trust Fund to creditors of the Company (other than as provided in Article V and Section 7.3), then as soon as practicable (or if the Company is then Insolvent, as soon as the Company is no longer Insolvent) but subject to the sole discretion of the Company or, following an Irrevocable Election or Change in Control, subject to the sole discretion of the Committee, and upon the Trustee's demand, the Company shall deposit into the Trust Fund a sum equal to the amount paid by the Trust Fund to such creditors.

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



                                  ARTICLE XIII

                                  Miscellaneous

       13.1 Governing Law. This Trust Agreement and the Trust hereby created shall be governed, construed and regulated by the laws of the State of New York, without regard to the conflict of laws principles thereof. The parties to this Agreement agree and expressly consent that any action brought pursuant to or to enforce the terms of this Agreement may be brought in the courts of the State of New York sitting in New York, New York, or the United States District Court for the Southern District of New York. Each of the parties to this Agreement agrees and expressly consents to submit to the exclusive jurisdiction of the above-listed courts in any action alleging a breach of this Agreement or seeking to invalidate or limit the enforceability of this Agreement or of any provision thereof. Nothing in this provision, however, shall be construed to limit the Trustee's or the Committee's ability to serve process or commence any action against any of the parties hereto in any appropriate forum.

       13.2 Titles and Headings Not to Control. The titles to Articles and headings of Sections in this Trust Agreement are placed herein for convenience of reference only and in case of any conflict, the text of this Trust Agreement, rather than such titles or headings, shall control.

       13.3 Successors and Assigns. Except as provided herein, this Trust Agreement may not be assigned by any party without the prior written consent of the other parties, and any purported assignment without such prior written consent shall be null and void. This Trust Agreement shall be binding upon the successors and permitted assigns of each party hereto. In the case of any consolidation of the Company or the Bank with, or merger of the Company or the Bank with or into, any corporation or other entity, or any sale or conveyance of all or substantially all of the assets of the Company or the Bank, the corporation or other entity formed by such consolidation, or with or into which the Company or the Bank is merged, or any Person which acquires all or a majority of the assets of the Company or the Bank, shall expressly assume in writing, in form satisfactory to the Trustee, the duties and obligations of the Company or the Bank, as the case may be, under this Trust Agreement and the Covered Arrangements; provided, however, that the duties and obligations of the Company or the Bank, as the case may be, under this Trust Agreement and the Covered Arrangements shall be binding on any such successor notwithstanding its failure to expressly assume such duties and obligations in writing. Neither the Company nor the Bank shall sell or convey all or a majority of its assets to any Person unless such Person has expressly assumed in writing, in form satisfactory to the Trustee, each of the duties and obligations of the Company or the Bank, as the case may be, under this Trust Agreement and the Covered Arrangements.

       13.4 Change in Control. For purposes of this Trust Agreement, a "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                     (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company's then outstanding securities; or

                     (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving as directors of the Company: individuals who, on July 24, 1997, constitute the Board of Directors of the Company and any new director (other than a director whose initial assumption of office is in connection with the settlement of an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors of the Company or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on July 24, 1997 or whose appointment, election or nomination for election was previously so approved or recommended; or

                     (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any Parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 65% of the combined voting power of the securities of the Company, such surviving entity or any Parent thereof outstanding immediately after such merger or consolidation or (B) a merger or consolidation affected solely to implement a recapitalization of the Company or the Bank (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company or the Bank (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company's or the Bank's then outstanding securities; or

                     (iv) the stockholders of the Company or the Bank approve a plan of complete liquidation or dissolution of the Company or the Bank, respectively, or there is consummated a sale or disposition by the Company or any of its subsidiaries of any assets which individually or as part of a series of related transactions constitute all or substantially all of the Company's consolidated assets (provided that, for these purposes, a sale of all or substantially all of the voting securities of the Bank or a Parent of the Bank shall be deemed to constitute a sale of substantially all of the Company's consolidated assets), other than any such sale or disposition to an entity at least 65% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company immediately prior to such sale or disposition.

       As used herein, "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act; "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act; "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time; "Parent" shall mean any entity that becomes the Beneficial Owner of at least 80% of the voting power of the outstanding voting securities of the Company or of an entity that survives any merger or consolidation of the Company or any direct or indirect subsidiary of the Company; and "Person" shall have the meaning given in
Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include the Company or any of its subsidiaries, a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, an underwriter temporarily holding securities pursuant to an offering of such securities, or a corporation or entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

       For purposes of this Trust Agreement, the Committee or the Director Committee (as defined in Section 8.2(b)) shall determine whether a "Change in Control" has occurred and if such a determination is made, shall promptly notify the Company, the Bank, the Committee and the Trustee in writing of such determination.

       13.5   Irrevocable Election.

              (a) Either the Committee, acting by majority or if only one Committee member exists then by such member, or the Director Committee (as defined in Section 8.2(b)), acting by majority or if only one Director Committee member exists then by such member, may at any time make an Irrevocable Election pursuant to this

Section 13.5 by notifying the Trustee in writing in substantially the form attached hereto as Appendix III. Without limiting the ability of the Committee or the Director Committee to make an Irrevocable Election at any time and in their respective sole and absolute discretion, an Irrevocable Election may (but need not) be made by the Committee or the Director Committee at any time after a Potential Change in Control. Such Irrevocable Election shall remain in effect unless revoked by the action of the Participants who, at the time such revocation is sought, hold in the aggregate, at least 75% of the beneficial interests in the Trust Fund. The determination of each Participant's beneficial interest for this purpose shall be made in accordance with Section 10.2.

              (b) Following the revocation or cancellation of an Irrevocable Election in accordance with Section 13.5(a), the provisions of this Trust Agreement in effect following an Irrevocable Election shall no longer apply, and the provisions of this Trust Agreement in effect prior to an Irrevocable Change in Control shall again apply, unless and to the extent that, prior or subsequent to the revocation or cancellation of such Irrevocable Election, another Irrevocable Election, or a Change in Control or Potential Change in Control, has occurred with respect to which those provisions, as applicable, will continue to separately apply.

              (c) The Committee (or, as applicable, the Director Committee) shall promptly notify the Trustee of any revocation or cancellation of an Irrevocable Election.

       13.6   The Committee.

              (a)    Prior to a Potential Change in Control (as defined in
Section 11.3(d)), an Irrevocable Election or a Change in Control (as defined in
Section 13.4), the Committee shall consist of those individuals holding the following offices in the Company or in the Bank: (i) Chief Executive Officer;
(ii) Chief Operating Officer; (iii) Chief Financial Officer; (iv) Treasurer; (v) General Counsel; and (vi) Chief Human Resources Officer, it being understood that one individual may hold more than one such position. Any member of the Committee may resign upon 30 days' prior written notice to the Company, the Bank, the Trustee, and the other members of the Committee. Prior to an Irrevocable Election, a Change in Control or a Potential Change in Control, each member of the Committee who is an officer of the Company may be removed by the Chief Executive Officer of the Company, and each member of the Committee who is an officer of the Bank may be removed by the Chief Executive Officer of the Bank, and, in the event of a vacancy on the Committee, if no individual then holds the officer position so vacated the Chief Executive Officer of the Company or the Bank, as the case may be, shall appoint a successor. The Dime and the Committee shall inform the Trustee of the membership of the Committee and any changes therein, and the Trustee shall, upon the request of any Participant, provide the Participant with a list of Committee members.

              (b) Subsequent to a Potential Change in Control, those members of the Committee who were members of the Committee immediately preceding the Potential Change in Control shall continue as members of the Committee whether or not such individuals continue to hold the officer positions described in Section 13.6(a), and the number of members of the Committee shall, unless otherwise reduced as provided below, be equal to the number of members of such Committee continuing as such immediately after such Potential Change in Control; provided, however, that except as otherwise provided below, the membership of each such individual on the Committee shall cease if such individual is no longer employed by either the Company or the Bank (or a successor or any parent or subsidiary of any of such entities). In the event of a vacancy on the Committee subsequent to a Potential Change in Control, a successor to the vacancy on the Committee shall be appointed by action (evidenced by written approval) of a majority of the remaining members of the Committee. No individual shall be eligible to be named to fill a vacancy on the Committee, however, unless such individual is, at the time of such appointment, (x) an employee of the Company or the Bank (or a successor or any parent or subsidiary of any of such entities) and (y) a Participant, and such individual may continue as a member on the Committee during the period such individual is both an employee of the Company or the Bank (or a successor or any parent or subsidiary of any of such entities) and a Participant. If at any time after a Potential Change in Control but prior to a Change in Control or an Irrevocable Election (in either of which event paragraph (c) of this Section 13.6 shall control and be immediately effective) no member of the Committee, as constituted at such time, would remain a member of the Committee because all such members have ceased to be employed by either the Company or the Bank (or a successor or any parent or subsidiary of any of such entities), then during the 90-day period following the date the last such member ceases to be so employed, the membership of the Committee shall be made up of the most recent members of the Committee in number equal to the number provided for in the first sentence of this Subsection 13.6(b). During such 90-day period, (i) those reconstituted Committee members may, by vote or written consent of a majority thereof, elect one or more new members of the Committee who satisfy the requirements set forth in (x) and (y) above (in which event such new members shall from and after their election constitute the Committee for all purposes of this Trust Agreement, subject to the other provisions of this Subsection 13.6(b), and the reconstituted Committee members shall cease to serve as Committee members), or (ii) if the Director Committee shall make an Irrevocable Election prior to the election of one or more new Committee members, then the reconstituted Committee members shall constitute the Committee and the provisions of Section 13.6(c) shall control. If neither of the actions set forth in the preceding sentence are taken, then, on and after the end of such 90-day period, successor members of the Committee shall be appointed by action of the Participants who at such time hold in the aggregate a majority of the beneficial interests in the Trust Fund. The determination of each Participant's beneficial interest for each of these purposes shall be made in accordance with Section
10.2. The Trustee shall promptly inform Participants of any vacancy of the Committee that Participants have the right to fill, and of that right.

              (c) Following an Irrevocable Election or a Change in Control (and irrespective of whether a Potential Change in Control has previously taken place), the Committee shall consist of those individuals who were members of the Committee immediately prior to the Irrevocable Election or Change in Control, and the number of Committee members shall, unless otherwise reduced as provided below, continue at the same level as applied before such Irrevocable Election or Change in Control, unless such number is changed by action of the Participants who hold in the aggregate a majority of the beneficial interests in the Trust Fund. Further, subsequent to an Irrevocable Election or a Change in Control, no member of the Committee may be removed unless removed by the action of the Participants who then hold in the aggregate a majority of the beneficial interests in the Trust Fund. Following an Irrevocable Election or a Change in Control, after the death, resignation or removal of a member of the Committee, a successor to a vacancy on the Committee shall be appointed by a majority of the remaining members of the Committee. However, if following an Irrevocable Election or a Change in Control all membership positions on the Committee are vacant, successor members of the Committee shall be appointed by action of the Participants who at such time hold in the aggregate a majority of the beneficial interests in the Trust Fund. The determination of each Participant's beneficial interest for each of these purposes shall be made in accordance with Section
10.2. The Trustee shall promptly inform participants of any vacancy of the Committee that Participants have the right to fill, and of that right.

              (d) Any action by the Committee, unless and to the extent validly delegated pursuant to Section 8.2(c) hereunder, shall require the written approval of the majority of the members of the Committee or if the Committee then consists of only one member, by such member. A Committee member or delegatee shall not be liable hereunder for any act taken or omitted to be taken in good faith, except for such person's own gross negligence or willful misconduct.

              (e) All of the provisions set forth herein with respect to a member of the Committee shall relate to each successor with the same force and effect as if such successor had been originally named as a member of the Committee.

              (f) In the case of any ambiguity under this Trust, the Trustee may seek the direction of, or a determination by, as applicable, the Committee.

       13.7   Notices.

              (a) Communications to the Trustee shall be sent in writing to the Trustee's office at 140 Broadway, New York, New York 10005, Attention: James Esposito, Vice President, or to such other address as the Trustee may specify. No communication shall be binding upon the Trust Fund or the Trustee until it is received by the Trustee and unless it is in writing and signed by an authorized person.

              (b) Communications to the Bank shall be sent in writing to the Bank at 589 Fifth Avenue, New York, New York 10017, Attention: Chief Human Resources Officer, or to such other address as the Bank may specify. No communication shall be binding upon the Bank until it is received by the Bank.

              (c) Communications to the Company shall be sent in writing to the Company at 589 Fifth Avenue, New York, New York 10017, Attention: General Counsel, or to such other address as the Company may specify. No communication shall be binding upon the Company until it is received by the Company.

              (d) Communications to the Committee shall be sent in writing to each of the Committee members as follows:

              Committee Under the Umbrella Trust Agreement
              Dime Bancorp, Inc./The Dime Savings Bank of New York, FSB 589 Fifth Avenue
              New York, New York 10017
              Attn:   name of Committee member

with a copy to:

              Patterson, Belknap, Webb & Tyler LLP
              1133 Avenue of the Americas
              New York, New York  10036
              Attn:  David M. Glaser, Esq.
                     Douglas E. Barzelay, Esq.

or to such other address as the respective Committee member may specify. No communication shall be binding upon the Committee until it is received by at least two of the Committee members or, if the Committee shall then consist of only one member, by such member.

              (e) Communication to the Director Committee shall be sent in writing to each of the Committee members as follows:

       Committee Under the Directors Umbrella Trust Agreement
       Dime Bancorp, Inc./The Dime Savings Bank of New York, FSB
       589 Fifth Avenue
       New York, New York  10017
       Attn: name of Director Committee member
with a copy to:

       Patterson, Belknap, Webb & Tyler LLP
       1133 Avenue of the Americas
       New York, New York  10036
       Attn:  David M. Glaser, Esq.
              Douglas E. Barzelay, Esq.

or to such other address as the respective Director Committee member may specify. No communication shall be binding upon the Director Committee until it is received by at least two of the Director Committee members or, if the Director Committee shall then consist of only one member, by such member.

              (f) Where any communication is required to be given to the Dime, such communication shall be sent to both the Company and the Bank as provided in paragraphs (b) and (c) of this Section 13.7.

       13.8   Obligations of The Dime

              Wherever this Trust requires that an obligation be performed by the Dime, then the Company and the Bank shall be jointly and severally liable for the performance of such obligation.

       13.9   Invalidity of Particular Sections.

              Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof which shall continue in full force and effect.

       13.10 Code References. Any reference to a Code section herein shall be deemed to be a reference to its successor provisions to the extent that such section of the Code has been replaced, renumbered or superseded.

       13.11 Counterparts. This Trust Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original of this Trust Agreement, and all such counterparts together constituting the same agreement.

       IN WITNESS WHEREOF, DIME BANCORP, INC., THE DIME SAVINGS BANK OF NEW YORK, FSB and HSBC Bank USA, as Trustee have caused this amended and restated Trust Agreement to be executed by their duly authorized officers and their respective seals to be hereunto affixed as of the day and year first above written.

                                     DIME BANCORP, INC.


                                     By:
                                         --------------------------------------
                                          Name:

                                         --------------------------------------
                                          Title:
SEAL
Attest:

--------------------------

                                    THE DIME SAVINGS BANK OF NEW YORK, FSB


                                    By:
                                        --------------------------------------
                                        Name:

                                        --------------------------------------
                                        Title:
SEAL
Attest:

--------------------------
                                    HSBC BANK USA, as Trustee

                                    By:
                                         --------------------------------------
                                         Name:

                                         --------------------------------------
                                         Title:
SEAL
Attest:

--------------------------

                                   APPENDIX I

                              COVERED ARRANGEMENTS(1)



A.     Bank Primary Obligations

1. Key Executive Life Insurance/Death Benefit Plan of The Dime Savings Bank of New York, FSB

2.     Benefit Restoration Plan of The Dime Savings Bank of New York, FSB

3. The Dime Savings Bank of New York, FSB Deferred Compensation Plan (but only with respect to amounts allocated to participant accounts as of the earlier of the date of a Change in Control or Irrevocable Election, plus amounts later allocated pursuant to deferral elections relating to amounts earned with respect to the year of such Change in Control or Irrevocable Election, plus earnings thereon)

4. Dime Bancorp, Inc. Voluntary Deferred Compensation Plan (but only with respect to (i) amounts allocated to participant accounts as of the earlier of the date of a Change in Control or Irrevocable Election, (ii) amounts later allocated pursuant to deferral elections relating to amounts earned with respect to the year of such Change in Control or Irrevocable Election, plus earnings thereon, and (iii) any deferred guaranteed minimum target bonus payments under Dime Bancorp, Inc. Officer Incentive Plan, plus earnings thereon)

5.     Dime Bancorp, Inc. Supplemental Executive Retirement Plan

6. Dime Bancorp, Inc. Officer Incentive Plan (including all "underlying plans" thereunder, but only with respect to guaranteed minimum target bonus payments thereunder)

7. Employment Agreements for Certain Former Employees (with respect to cash payments thereunder only)

       Edward A. Bertellotti
       Harry H. Hummer
       James M. Large, Jr.

--------

(1) Unless otherwise noted, references to particular benefit plans and agreements include those plans and agreements as initially adopted or entered into, and such plans and agreements as they may be amended from time to time.

       Frank Muzio
       Jack L. Wagner

8.     Individual SERP Agreements

       Harry W. Albright
       Covington Hardee
       Harry H. Hummer
       James M. Large, Jr.
       Richard D. Parsons
       John Sapanski
       Lawrence J. Toal
       Gabriel Wendel
       Royce West

9.     Special Insurance Arrangements

       Harry W. Albright

10. Individual Employment and Change in Control Agreements and agreements regarding initial employment terms (with respect to cash payments and SERP Benefits thereunder only, but not including relocation-related Benefits)


John Abruzzo                                 Robert K. Kettenmann
Lisa D. Al-Agha                              Fred B. Koons
Syed A. Ally                                 Janet D. Krasowski
Gary S. Andrasko                             John S. Lohmuller
J. Russell Baker                             Paul Marcotrigiano
John E. Benevento                            Murray F. Mascis
Arthur C. Bennett                            David K. McDowell
Gene C. Brooks                               Kevin J. McLaughlin
William S. Burns                             Daniel J. McLoone
Anthony R. Burriesci                         Evan J. Mellos
Melvin L. Cebrik                             Risa G. Millot
Koon-Ping Chan                               Richard A. Mirro
Glenn A. Crisafi                             Carlos R. Munoz
D. James Daras                               Mark S. O'Brien
Christopher S. Delfs                         Gary R. Olson
Thomas J. Ducca                              Abraham S. Ossip
Michael J. Eng                               Peyton R. Patterson
Michael E. Evans                             William G. Phillips
Alan R. Feigenbaum                           David H. Purcell
Gerald D. Filandro                           Michael B. Purvis
James A. Fisher                              Amy J. Radin
Frederick M. Forgione                        Harold E. Reynolds
Robert F. Fuentes                            Raymond G. Romano
America I. Gatria                            Steven A. Samowitz
Michael J. Getzler                           Donald P. Schwartz
Christopher P. Gillespie                     Roelof W. Slump
Lawrence Grech                               Norman J. Stafford
Craig J. Henneberger                         Brian Stone
Howard J. Herbert                            Billy W. Taylor
John H. Isemann, Jr.                         James K. Tireman
Kenneth T. Jablon                            Lawrence J. Toal
James E. Kelly                               Roberta S. Treacy
Amo E. Krumbiegel                            Brian Twomey
Stephen M. Lane                              Edmund T. Valenski
James R. LoGatto                             Keith Vallacchi
John F. Kennedy                              Arnold I. Waldman
                                             Frank P. Watson
                                             Robert P. Weaver
                                             Franklin L. Wright

11. Individual Employment and Change in Control Agreements and agreements regarding initial employment terms or retirement benefits with North American Mortgage Company, for which the Bank bears joint and several liability (but only during the period and with respect to benefits with regard to which such joint and several liability applies, and further only with respect to cash payments and, as applicable, SERP Benefits thereunder, but not including relocation-related benefits) in the event that the North American Mortgage Company (or its successor) does not pay Benefits thereunder

       Paul R. Allen
       Judson H. Croom, Jr.
       John R. Elam


B.     Bank Secondary Obligations

       None

C.     Company Primary Obligations

       None

D.     Company Secondary Obligations

       1. Guarantee of Employment or Former-Employment Related Agreements with:

              Anthony R. Burriesci
              James M. Large, Jr.
              Lawrence J. Toal

       2.     Joint and Several Liability for Benefits under the following
              Plans:


              a.     Dime Bancorp, Inc. Voluntary Deferred Compensation Plan

              b.     Dime Bancorp, Inc. Supplemental Executive Retirement Plan

              c. Dime Bancorp, Inc. Officer Incentive Plan (including all "underlying plans" thereunder, but only with respect to guaranteed minimum target bonus payments thereunder)

                                   APPENDIX II

                      LIST OF FEES AND EXPENSES OF TRUSTEE

A.     Administration and Accounting

       For the administration, including custody and monthly basic accounting services, the fee will be computed at the following annual rates applied to the market value of each of the Bank Trust Assets and the Company Trust Assets.

                       .15 of 1% on the first $10 million
                       .08 of 1% on the next $20 million
                       .05 of 1% on the balance

       Minimum annual fee - $25,000 for the Bank Trust Assets
                            $5,000 for the Company Trust Assets (provided there
                               are any Company Trust Assets)

       Fees for a period of less than one year shall be pro-rated.

       In the event that any of the following occur: (a) a Change in Control,
       (b) the filing of an Irrevocable Election, or (c) the Bank or the Company is determined to be Insolvent, the above annual rates and minimum annual fees will increase by 100%; provided, however, that in the event such increase in fees is on account of the Insolvency of the Bank (but not on account of either of the reasons set forth in (a) or (b) above), such increase in annual rates and minimum annual fees shall only relate to the fees regarding Bank Trust Assets, and in the event such increase in fees is on account of the Insolvency of the Company (but not on account of either of the reasons set forth in (a) or (b) above), such increase in annual rates and minimum annual fees shall only relate to the fees regarding Company Trust Assets. Notwithstanding the foregoing, in no event (without an appropriate modification of this Appendix II) will the above annual rates and minimum annual fees increase by more than 100%.

B.     Wire Transfers and Security Processing

       $20.00 per transaction

C.     Disbursement Services

       $1.25 per periodic check issued, plus postage
       $5.00 per non-periodic check issued, including postage
       $10.00 per check rush-issued (24-hours turnaround)

       $10.00 per tax form

D.     Other Administrative Services

       For administrative services not covered by the preceding provisions that are relative to carrying out trustee responsibilities beyond routine custodial and accounting duties, the Trustee shall maintain time logs indicating the time spent by its employees and agents on the discharge of its duties as Trustee. Each hour shall be charged at the Trustee's hourly rates then in effect under this Agreement or subsequent amendment. The hourly rates as of the effective date of the Umbrella Trust Agreement are:

       Department Managers                             $125.00
       Vice Presidents                                 $100.00
       All Other Officers                              $ 75.00
       Other Staff                                     $ 35.00

       Time spent by the Operations Department of the Trustee on the handling of assets, generation of accounting reports and other standard operations are not subject to an hourly charge.

E.     Participant Recordkeeping Services, if requested or required

       Set-Up and Conversion Per Plan

              $250 (One-Time Fee)

       On-Going Processing Per Plan - Participant Accounting:
              Administrative Fee:  $1,000 per valuation per year
              Participant Fee:        $     25 per year

       Out-of-Pocket Expenses

              Cost of custom processing, custom statement paper, "reruns" due to customer error to be billed at cost.

                                  APPENDIX III

                     FORM OF NOTICE OF IRREVOCABLE ELECTION

HSBC Bank USA
insert Trustee address then
in effect, per Section 13.7


Attention:  ________________


                     Re: Amended and Restated Umbrella Trust Agreement dated as of __________, 2000, between Dime Bancorp, Inc., The Dime Savings Bank of New York, FSB and HSBC Bank USA, as Trustee, with respect to the Covered Arrangements of The Dime Savings Bank of New York, FSB and related entities.

Gentlemen:

              You are hereby notified that the [Committee (as defined in Section
13.6 of the Trust Agreement referred to above)] [Director Committee (as defined in Section 8.2(b))] is making an Irrevocable Election pursuant to Section 13.5 of such Trust Agreement. You are hereby directed to take all actions and undertake such responsibilities as are provided for under the Trust Agreement in the event of an Irrevocable Election.

                                           Sincerely yours(2)







---------------

(2) To be signed by a majority of the Committee appointed pursuant to Section 13.6, or a majority of the Director Committee, or, if the relevant Committee then consists of only one member, then by such member.

                                   APPENDIX IV

                      CERTIFICATIONS OF AUTHORIZED PERSONS

                        INDIVIDUALS HAVING AUTHORITY TO

                            ACT ON BEHALF OF THE BANK


Benefits Committee Members                                  Treasury Division
--------------------------                                  -----------------
Lawrence J. Toal                                            Alberto Diaz
D. James Daras
Arthur C. Bennett
Anthony Burriesci
James E. Kelly

Human Resources Department                                  Law Department
--------------------------                                  --------------
Norman J. Stafford                                          Paul Marcotrigiano
David K. McDowell                                           Jacquelyn Hart
Michael J. Connolly
Janet D. Krasowski                                          Office of the Corporate Secretary
                                                            ---------------------------------
Denise Halleran                                             Gene C. Brooks


                         INDIVIDUALS HAVING AUTHORITY TO
                          ACT ON BEHALF OF THE COMPANY

Benefits Committee Members                                  Treasury Division
--------------------------                                  -----------------
Lawrence J. Toal                                            Alberto Diaz
D. James Daras
Arthur C. Bennett
Anthony Burriesci
James E. Kelly

Human Resources Department                                  Law Department
--------------------------                                  --------------
Norman J. Stafford                                          Paul Marcotrigiano
David K. McDowell                                           Jacquelyn Hart
Michael J. Connolly
Janet D. Krasowski                                          Office of the Corporate Secretary
                                                            ---------------------------------
Denise Halleran                                             Gene C. Brooks